                                                                    EXHIBIT 99.4


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                                CREDIT AGREEMENT

                                     among

                            ALLIANCE IMAGING, INC.,

                         VARIOUS LENDING INSTITUTIONS,

                     SALOMON BROTHERS HOLDING COMPANY INC,
                             AS SYNDICATION AGENT,

                                      and

                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT

                        ________________________________
                         Dated as of December 18, 1997
                                      and
                   Amended and Restated as of March 12, 1998
                                      and
                 Amended and Restated as of September 24, 1998
                                      and
                    Amended and Restated as of May 13, 1999
                        ________________________________


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                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
SECTION 1.  Amount and Terms of Credit....................................................    1

     1.01  Commitments....................................................................    1
     1.02  Minimum Borrowing Amounts, etc.................................................    6
     1.03  Notice of Borrowing............................................................    6
     1.04  Disbursement of Funds..........................................................    7
     1.05  Notes..........................................................................    8
     1.06  Conversions....................................................................   10
     1.07  Pro Rata Borrowings............................................................   11
     1.08  Interest.......................................................................   11
     1.09  Interest Periods...............................................................   12
     1.10  Increased Costs; Illegality; etc...............................................   13
     1.11  Compensation...................................................................   16
     1.12  Change of Lending Office.......................................................   16
     1.13  Replacement of Banks...........................................................   16

SECTION 2.  Letters of Credit.............................................................   18

     2.01  Letters of Credit..............................................................   18
     2.02  Letter of Credit Requests......................................................   20
     2.03  Letter of Credit Participations................................................   20
     2.04  Agreement to Repay Letter of Credit Drawings...................................   22
     2.05  Increased Costs................................................................   23

SECTION 3.  Fees; Commitments.............................................................   24

     3.01  Fees...........................................................................   24
     3.02  Voluntary Termination or Reduction of Total Unutilized Commitment..............   25
     3.03  Mandatory Reduction of Commitments.............................................   26

SECTION 4.  Payments......................................................................   27

     4.01  Voluntary Prepayments..........................................................   27
     4.02  Mandatory Repayments and Commitment Reductions.................................   28
     4.03  Method and Place of Payment....................................................   37
     4.04  Net Payments...................................................................   37

SECTION 5.  Conditions Precedent to Third Restatement Effective Date......................   40

     5.01  Execution of Agreement; Notes..................................................   40
     5.02  Officer's Certificate..........................................................   40
     5.03  Opinions of Counsel............................................................   40
     5.04  Corporate Documents; Proceedings...............................................   41

                                      (i)

                                                                                            Page
                                                                                            ----
     5.05  Adverse Change, etc............................................................   41
     5.06  Litigation.....................................................................   42
     5.07  Approvals......................................................................   42
     5.08  Second Amended and Restated Credit Agreement; etc..............................   42
     5.09.  Consummation of SMT Merger....................................................   43
     5.10  Refinancing....................................................................   43
     5.11  Security Documents; etc........................................................   44
     5.12  Subsidiaries Guaranty..........................................................   45
     5.13  Employee Benefit Plans; Shareholders' Agreements; Management Agreements;
           Employment Agreements; Collective Bargaining Agreements; Existing
           Indebtedness Agreements; Material Contracts; Tax Allocation Agreements.........   45
     5.14  Consent Letter.................................................................   48
     5.15  Solvency Certificate; Insurance Certificates...................................   48
     5.16  New Pro Forma Balance Sheet; Projections.......................................   48
     5.17  Payment of Fees................................................................   49

SECTION 6.  Conditions Precedent to All Credit Events.....................................   49

     6.01  No Default; Representations and Warranties.....................................   49
     6.02  Notice of Borrowing; Letter of Credit Request..................................   49
     6.03  Compliance With Senior Subordinated Notes Indenture............................   49

SECTION 7.  Representations and Warranties................................................   50

     7.01  Company Status.................................................................   50
     7.02  Company Power and Authority....................................................   50
     7.03  No Violation...................................................................   51
     7.04  Litigation.....................................................................   51
     7.05  Use of Proceeds; Margin Regulations............................................   51
     7.06  Governmental Approvals.........................................................   52
     7.07  Investment Company Act.........................................................   52
     7.08  Public Utility Holding Company Act.............................................   52
     7.09  True and Complete Disclosure...................................................   52
     7.10  Financial Condition; Financial Statements......................................   52
     7.11  Security Interests.............................................................   54
     7.12  Compliance with ERISA..........................................................   55
     7.13  Capitalization.................................................................   55
     7.14  Subsidiaries...................................................................   56
     7.15  Intellectual Property, etc.....................................................   56
     7.16  Compliance with Statutes, etc..................................................   56
     7.17  Environmental Matters..........................................................   56
     7.18  Properties.....................................................................   57
     7.19  Labor Relations................................................................   57
     7.20  Tax Returns and Payments.......................................................   58
     7.21  Existing Indebtedness..........................................................   58
     7.22  Insurance......................................................................   58


                                     (ii)

                                                                                            Page
                                                                                            ----
     7.23  Representations and Warranties in Other Documents..............................   58
     7.24  Original Transaction, MTI Transaction, ASHS Transaction and Transaction........   59
     7.26  Subordination..................................................................   59
     7.27  Year 2000 Compliance...........................................................   59

SECTION 8.  Affirmative Covenants.........................................................   60

     8.01  Information Covenants..........................................................   60
     8.02  Books, Records and Inspections.................................................   64
     8.03  Insurance......................................................................   64
     8.04  Payment of Taxes...............................................................   65
     8.05  Corporate Franchises...........................................................   65
     8.06  Compliance with Statutes; etc..................................................   65
     8.07  Compliance with Environmental Laws.............................................   65
     8.08  ERISA..........................................................................   66
     8.09  Good Repair....................................................................   67
     8.10  End of Fiscal Years; Fiscal Quarters...........................................   67
     8.11  Additional Security; Further Assurances........................................   67
     8.12  Foreign Subsidiaries Security..................................................   68
     8.13  Use of Proceeds................................................................   69
     8.14  Permitted Acquisitions.........................................................   69
     8.15  Maintenance of Company Separateness............................................   71
     8.16  Performance of Obligations.....................................................   71
     8.17  Year 2000 Compliance...........................................................   71

SECTION 9.  Negative Covenants............................................................   71

     9.01  Changes in Business............................................................   71
     9.02  Consolidation; Merger; Sale or Purchase of Assets; etc.........................   72
     9.03  Liens..........................................................................   75
     9.04  Indebtedness...................................................................   77
     9.05  Advances; Investments; Loans...................................................   79
     9.06  Dividends; etc.................................................................   81
     9.07  Transactions with Affiliates...................................................   83
     9.08  Consolidated Fixed Charge Coverage Ratio.......................................   83
     9.09  Minimum Consolidated EBITDA....................................................   84
     9.10  Consolidated Interest Coverage Ratio...........................................   85
     9.11  Adjusted Total Leverage Ratio..................................................   86
     9.13  Limitation on Issuance of Capital Stock........................................   88
     9.14  Limitation on Certain Restrictions on Subsidiaries.............................   89
     9.15  Limitation on the Creation of Subsidiaries and Joint Ventures..................   90
     9.16  Designated Senior Debt.........................................................   91

SECTION 10.  Events of Default............................................................   91

     10.01  Payments......................................................................   91
     10.02  Representations, etc..........................................................   91

                                     (iii)

                                                                                            Page
                                                                                            ----
      10.03  Covenants.....................................................................   91
      10.04  Default Under Other Agreements................................................   91
      10.05  Bankruptcy, etc...............................................................   92
      10.06  ERISA.........................................................................   92
      10.07  Security Documents............................................................   93
      10.08  Subsidiaries Guaranty.........................................................   93
      10.09  Judgments.....................................................................   93
      10.10  Ownership.....................................................................   93

 SECTION 11.  Definitions..................................................................   94

 SECTION 12.  The Agents...................................................................  134

      12.01  Appointment...................................................................  134
      12.02  Delegation of Duties..........................................................  134
      12.03  Exculpatory Provisions........................................................  134
      12.04  Reliance by Agents............................................................  135
      12.05  Notice of Default.............................................................  135
      12.06  Nonreliance on Agents and Other Banks.........................................  136
      12.07  Indemnification...............................................................  136
      12.08  Agents in their Individual Capacities.........................................  137
      12.09  Holders.......................................................................  137
      12.10  Resignation of the Agents.....................................................  137

 SECTION 13.  Miscellaneous................................................................  138

      13.01  Payment of Expenses, etc......................................................  138
      13.02  Right of Setoff...............................................................  139
      13.03  Notices.......................................................................  139
      13.04  Benefit of Agreement..........................................................  139
      13.05  No Waiver; Remedies Cumulative................................................  141
      13.06  Payments Pro Rata.............................................................  142
      13.07  Calculations; Computations....................................................  142
      13.08  Governing Law; Submission to Jurisdiction; Venue..............................  143
      13.09  Counterparts..................................................................  144
      13.10  Effectiveness.................................................................  144
      13.11  Headings Descriptive..........................................................  144
      13.12  Amendment or Waiver; etc......................................................  144
      13.13  Survival......................................................................  146
      13.14  Domicile of Loans and Commitments.............................................  146
      13.15  Confidentiality...............................................................  146
      13.16  Waiver of Jury Trial..........................................................  146
      13.17  Register......................................................................  147
      13.18  Limitation on Additional Amounts, etc.........................................  147
      13.19  Post-Closing Actions..........................................................  147
      13.20  Additions of New Banks........................................................  149

                                      (v)

                                                                        Page
                                                                        ----

SCHEDULE I              List of Banks and Commitments
SCHEDULE II             Bank Addresses
SCHEDULE III            Real Properties
SCHEDULE IV             Scheduled Existing Indebtedness
SCHEDULE V              Pension Plans
SCHEDULE VI             Scheduled Existing Investments
SCHEDULE VII            Subsidiaries
SCHEDULE VIII           Insurance
SCHEDULE IX             Existing Liens
SCHEDULE X              Capitalization
SCHEDULE XI             Existing Letters of Credit
SCHEDULE XII            Healthcare Units
SCHEDULE XIII           Litigation
EXHIBIT A            -  Form of Notice of Borrowing
EXHIBIT B-1          -  Form of Tranche A Term Note
EXHIBIT B-2          -  Form of Tranche B Term Note
EXHIBIT B-3          -  Form of Tranche C Term Note
EXHIBIT B-4          -  Form of Tranche D Term Note
EXHIBIT B-5          -  Form of Revolving Note
EXHIBIT B-6          -  Form of Swingline Note
EXHIBIT C            -  Form of Letter of Credit Request
EXHIBIT D            -  Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1          -  Form of Opinion of O'Sullivan Graev & Karabell, LLP,
                          special counsel to the Credit Parties
EXHIBIT E-2          -  Form of Russell Phillips, Esq., General Counsel of
                          the Borrower
EXHIBIT F            -  Form of Officers' Certificate
EXHIBIT G            -  Form of Pledge Agreement
EXHIBIT H            -  Form of Security Agreement
EXHIBIT I            -  Form of Subsidiaries Guaranty
EXHIBIT J            -  Form of Consent Letter
EXHIBIT K            -  Form of Solvency Certificate
EXHIBIT L            -  Form of Assignment and Assumption Agreement
EXHIBIT M            -  Form of Intercompany Note
EXHIBIT N            -  Form of Shareholder Subordinated Note


                                      (v)

          CREDIT AGREEMENT, dated as of December 18, 1997 and amended and restated as of March 12, 1998 and amended and restated as of September 24, 1998 and amended and restated as of May 13, 1999, among ALLIANCE IMAGING, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), SALOMON BROTHERS HOLDING COMPANY INC, as Syndication Agent (in such capacity, the "Syndication Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent", and together with the Syndication Agent, each an "Agent", and collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower, the Existing Banks and Bankers Trust Company, as Agent, are parties to a Credit Agreement, dated as of December 18, 1997 and amended and restated as of March 12, 1998 and amended and restated as of September 24, 1998 (as so amended and restated and as the same has been further amended, modified or supplemented to, but not including, the Third Restatement Effective Date, the "Second Amended and Restated Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Second Amended and Restated Credit Agreement in the form of this Agreement to, inter
                                                                        -----
alia, permit the Additional Revolver Refinancing, the SMT Merger, the SMT
----
Refinancing and the financing therefor on the terms and subject to the conditions provided herein and make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, the parties hereto agree that the Second Amended and Restated Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          SECTION 1.  Amount and Terms of Credit.

          1.01  Commitments.  (a)  Subject to and upon the terms and conditions
                -----------
set forth herein, each Existing Tranche A Term Loan Bank severally agrees to continue, on the Third Restatement Effective Date, the Existing Tranche A Term Loans made by such Existing Tranche A Term Loan Bank to the Borrower pursuant to the Original Credit Agreement and the First Amended and Restated Credit Agreement and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) (such Existing Tranche A Term Loans continued as provided above, the "Tranche A Term Loans"), which Tranche A Term Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii) except as hereafter provided, shall, at the option of the Borrower, be continued and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically
                                --------
     provided in Section 1.10(b), all Tranche A Term Loans made as part of the same Borrowing shall at all times consist of Tranche A Term Loans of the same Type; and

           (iii) shall not exceed for any Existing Tranche A Term Loan Bank, in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Existing Tranche A Term Loans, if any, made by such Existing Tranche A Term Loan Bank and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto.

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each RL Bank severally agrees, at any time and from time to time on and after the Original Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section
     --------
     1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times be of the same Type;

           (iii) may be repaid and reborrowed in accordance with the provisions hereof;

           (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

           (v) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Revolving Loan Commitment then in effect.

          (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Third Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the

Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii)   shall be made and maintained as Base Rate Loans;

           (iii) may be repaid and reborrowed in accordance with the provisions hereof;

           (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans made by Non-Defaulting Banks then outstanding and (y) the aggregate amount of all the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

           (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

Notwithstanding anything contained in this Section 1.01(c), (i) BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and
(ii) BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of
(i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed
                                --------
to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's Adjusted RL Percentage, and the proceeds
      --- ----
thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 or 6 are then satisfied,
(iii) whether a Default or an Event of Default has occurred and is continuing,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that
                                                                --------
(x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase (or, if earlier, from the date on which the Mandatory Borrowing would otherwise have occurred, so long as the payments required by following clause (y) have in fact been made) and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Bank shall be required to pay BTCo interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (e) Subject to and upon the terms and conditions set forth herein, each Existing Tranche B Term Loan Bank severally agrees to continue, on the Third Restatement Effective Date, the Existing Tranche B Term Loans made by such Existing Tranche B Term Loan Bank to the Borrower pursuant to the First Amended and Restated Credit Agreement and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) (such Existing Tranche B Term Loans continued as provided above, the "Tranche B Term Loans"), which Tranche B Term Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii) except as hereafter provided, shall, at the option of the Borrower, be continued and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically
                                --------
     provided in Section 1.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type; and

           (iii) shall not exceed for any Existing Tranche B Term Loan Bank, in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Existing Tranche B Term Loans, if any, made by such Existing Tranche B Term Loan Bank and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto.

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (f) Subject to and upon the terms and conditions set forth herein, each Existing Tranche C Term Loan Bank severally agrees to continue, on the Third Restatement Effective Date, the Existing Tranche C Term Loans made by such Existing Tranche C Term Loan Bank to the Borrower pursuant to the Second Amended and Restated Credit Agreement and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) (such Existing Tranche C Term Loans continued as provided above, the "Tranche C Term Loans"), which Tranche C Term Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii) except as hereafter provided, shall, at the option of the Borrower, be continued and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically
                                --------
     provided in Section 1.10(b), all Tranche C Term Loans made as part of the same Borrowing shall at all times consist of Tranche C Term Loans of the same Type; and

           (iii) shall not exceed for any Existing Tranche C Term Loan Bank, in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Existing Tranche C Term Loans, if any, made by such Existing Tranche C Term Loan Bank and outstanding on the Third Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto.

Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed.

          (g) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche D Term Loan Commitment severally agrees to make, on the Third Restatement Effective Date, a term loan or term loans (each, a "Tranche D Term Loan" and, collectively, the "Tranche D Term Loans") to the Borrower, which Tranche D Term Loans:

           (i)    shall be denominated in U.S. Dollars;

           (ii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Tranche D Term Loans made as part of the same Borrowing shall at all times consist of Tranche D Term Loans of the same Type and (y) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Tranche D Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Third Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Third Restatement Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

           (iii) shall not exceed for any Bank, in initial principal amount, that amount which equals the Tranche D Term Loan Commitment of such Bank as in effect on the Third

     Restatement Effective Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)).

Once repaid, Tranche D Term Loans incurred hereunder may not be reborrowed.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche, provided that Mandatory
                                                     --------
Borrowings shall be made in the amounts required by Section 1.01(d). More than one Borrowing may be incurred on any day, provided that at no time shall there
                                          --------
be outstanding more than nine Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to make
                -------------------
a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be given by an Authorized Officer of the Borrower in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans or Revolving Loans, (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with
Section 8.14, (y) the aggregate principal amount of such Revolving Loans to be utilized in connection with such Permitted Acquisition and (z) the Total Unutilized Revolving Loan Commitment then in effect after giving effect to the respective Permitted Acquisition (and all payments to be made in connection therewith). The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice (or deemed notice) specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(d).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Administrative Agent's, BTCo's or the respective Letter of Credit Issuer's, as the case may be, record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

          1.04  Disbursement of Funds.  (a)  Not later than 1:00 P.M. (New York
                ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata
                                                                    --- ----
share (determined in accordance with Section 1.07), if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, all the Loans made to it by each Bank shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 13.17 and, subject to the provisions of Section 1.05(i), shall be evidenced (i) if Tranche A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Tranche C Term Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes"), (iv) if Tranche D Term Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "Tranche D Term Note" and, collectively, the "Tranche D Term Notes"), (v) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (vi) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-6 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche A Term Note issued to each Bank with outstanding Tranche A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Third Restatement Effective Date (or, in the case of any Tranche A Term Note issued after the Third Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the principal amount of the Tranche A Term Loans continued by such Bank on the Third Restatement Effective Date (or, in the case of any Tranche A Term Note issued after the Third Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche A Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche A Term Loans evidenced thereby from time to time, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Bank with outstanding Tranche B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Third Restatement Effective Date (or, in the case of any Tranche B Term Note issued after the Third Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the principal amount of the Tranche B Term Loans continued by such Bank on the Third Restatement Effective Date (or, in the case of any Tranche B Term Note issued after the Third Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche B Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Tranche C Term Note issued to each Bank with outstanding Tranche C Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Third Restatement Effective Date (or, in the case of any Tranche C Term Note issued after the Third Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche C Term Loans continued by such Bank on the Third Restatement Effective Date (or, in the case of any Tranche C Term Note issued after the Third Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche C Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche C Term Loans evidenced thereby from time to time, (iv) mature on the Tranche C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Tranche D Term Note issued to each Bank with a Tranche D Term Loan Commitment and/or outstanding Tranche D Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Third Restatement Effective Date (or, in the case of any Tranche D Term Note issued after the Third Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche D Term Loan Commitment of such Bank on the Third Restatement Effective Date (or, in the case of any Tranche D Term Note issued after the Third Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche D Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche D Term Loans evidenced thereby from time to time, (iv) mature on the Tranche D Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Revolving Note issued to each RL Bank shall (i) be executed by the Borrower, (ii) be payable to such RL Bank or its registered assigns and be dated the Third Restatement Effective Date (or, in the case of any Revolving
Note issued after the Third Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Third Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          (i) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Banks which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (h). At any time when any Bank requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Bank the requested Note in the appropriate amount or amounts to evidence such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day occurring on or after the Third Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided that (i)
                                                          --------
except as otherwise provided in Section 1.10(b) or unless the Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,

(iii) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Third Restatement Effective Date, Tranche D Term Loans maintained as Base Rate Loans may not be converted into Eurodollar Loans unless any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of Section 1.01(g)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Third Restatement Effective Date as are permitted under Section 1.01(g)(ii) and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans,
                -------------------
Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans and Revolving Loans under this Agreement shall be incurred by the Borrower from the Banks pro
                                                                            ---
rata on the basis of such Banks' Tranche A Term Loan Borrowing Amounts, Tranche
----
B Term Loan Borrowing Amounts, Tranche C Term Loan Borrowing Amounts, Tranche D Term Loan Commitments or Revolving Loan Commitments, as the case may be, in each case as in effect on the date of the respective Borrowing; provided that all
                                                           --------
Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the RL Banks pro rata on the basis of their respective Adjusted RL
                           --- ----
Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest. (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base Rate, each as in effect from time to
                           ----
time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such
                                        ----
Interest Period, each as in effect from time to time.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate borne by the respective such Loans immediately prior to the respective payment default and
(y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time the Borrower gives a Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Section 1.01(g)(ii) and clause (iii) of the proviso to Section 1.06), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

           (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for any
                              --------
     Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period for a Borrowing under a Tranche shall be selected which would extend beyond the respective Maturity Date for such Tranche;

           (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence;

           (vii) no Interest Period in respect of any Borrowing of Revolving Loans shall be elected which extends beyond any date upon which a Scheduled Commitment Reduction will be required to be made under Section 3.03(c) if the aggregate principal amount of such Revolving Loans which have Interest Periods which will expire after such date, when added to the Stated Amount of all Letters of Credit which by their terms expire after such date, will be in excess of the Total Revolving Loan Commitment as the same will be in effect after giving effect to the respective Scheduled Commitment Reduction; and

           (viii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment of such Tranche of Term Loans will be required to be made under
     Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as the case may be, then outstanding less the aggregate amount of such required Scheduled Repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs; Illegality; etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

           (i) on any Interest Determination Date, that, by reason of any changes arising after the Third Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Third Restatement Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request, such as, for example, but not limited to, (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income, net profits or capital (including branch profits tax) of such Bank or any franchise tax based on the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized, or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

           (iii) at any time since the Third Restatement Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Third Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of
Section 13.18 (to the extent applicable), to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder but without duplication of any payments due under Section 4.04 (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided that if more than one Bank is affected at any time, then all
      --------
affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that after the Third Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction in the rate of return to such Bank or such other corporation. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          1.11  Compensation.  The Borrower agrees, subject to the provisions of
                ------------
Section 13.18 (to the extent applicable), to compensate each Bank, promptly upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion given by the Borrower (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Eurodollar Loans of the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by the Borrower pursuant to Section 1.10(b). Each Bank's calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such
                               --------
terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in a material amount in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided that:
                                          --------

           (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or
     (b) the outstanding Term Loans of any Tranche, the outstanding Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Term Loans of any or all Tranches of Term Loans of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche or Tranches being replaced) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of any or all Tranches of Term Loans of a Replaced Bank, each Letter of Credit Issuer an amount equal to such Replaced Bank's Adjusted RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

           (ii) all obligations of the Borrower then owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans, the Adjusted RL Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          SECTION 2.  Letters of Credit.

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Third Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable sight standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any Subsidiary Guarantor in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit").

          (b) Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time on and after the Third Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any Subsidiary Guarantor that arise in the ordinary course of business or (y) in the case of

Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding hereunder. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

           (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

           (ii) such Letter of Credit Issuer shall have received written notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(c) or the last sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by the Non-Defaulting Banks and then outstanding and all Swingline Loans then outstanding, the Adjusted Total Revolving Loan Commitment at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided that any such Standby Letter of
                                     --------
Credit may be extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit's date of issuance; (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and
(vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.

          (d) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of

Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Adjusted RL Percentage of the Letter of Credit Outstandings, as the case may be.

          (e) Schedule XI hereto contains a description of all letters of credit issued pursuant to the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement and outstanding on the Third Restatement Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms hereof and thereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of
Section 2.03(a), on the Third Restatement Effective Date. In addition, each letter of credit designated as a "Standby Letter of Credit" or "Trade Letter of Credit" on Schedule XI shall constitute a "Standby Letter of Credit" or "Trade Letter of Credit"

          2.02  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 2.01(c). Unless the respective Letter of Credit Issuer has received notice from any Agent or the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the Adjusted RL Percentages of the RL Banks pursuant to Section 1.13 or 13.04(b) or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this
Section 2.03 to reflect the new Adjusted RL Percentages of the assigning and assignee Bank or of all RL Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RL Percentage of such payment in U.S. Dollars and in same day funds. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable Adjusted RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RL Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Adjusted RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Administrative Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit. The Administrative Agent shall, upon request from any Participant, furnish to such Participant copies of each such Standby Letter of Credit and each such amendment or modification thereto.

          (f) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v)    the occurrence of any Default or Event of Default.

          2.04  Agreement to Repay Letter of Credit Drawings. (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the then Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand; provided, that it
                                                              --------
is understood and agreed, however, that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under such Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be (x) until the third Business Day following the respective Drawing, the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time, and (y) at all times on and after the third Business Day following the respective Drawing, the rate per annum specified in preceding clause (x) plus 2%). Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, any Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction.

          2.05  Increased Costs.  If after the Third Restatement Effective Date,
                ---------------
any Letter of Credit Issuer or any Participant determines that the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein (except as contemplated by Section 4.04), or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower agrees, subject to the provisions of
Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.

          3.01  Fees.  (a)  The Borrower shall pay to the Administrative Agent
                ----
for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment, a commitment fee (the "RL Commitment Fee") for the period from the Original Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable RL Commitment Fee Percentage then in effect on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued RL Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

          (b)  The Borrower shall pay to the Administrative Agent for pro rata
                                                                      --- ----
distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted RL Percentages), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of

1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each
--------
Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to each Agent, for its own account, such other fees as may be agreed to in writing from time to time between the Borrower and such Agent, when and as due.

          (f) All computations of Fees shall be made in accordance with Section 13.07(b).

          3.02  Voluntary Termination or Reduction of Total Unutilized
                ------------------------------------------------------
Commitment. (a)  Upon at least three Business Days' prior notice to the
----------
Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that (w) any such termination or
                                      --------
partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment, (x) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000, (y) no reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Revolving Loan Commitment of any RL Bank to be reduced (as required by the preceding clause (w)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Bank as in effect immediately before giving effect to such reduction minus (B) such RL Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding and (z) any partial reduction to the Total Revolving Loan Commitment pursuant to this
Section 3.02(a) shall apply to reduce the then remaining Scheduled

Commitment Reductions in direct order of maturity (based upon the then remaining amount of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto).

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of any Tranche of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Loans or Commitments of any Tranche hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank. Unless otherwise specifically agreed in writing by the Required Banks, any reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02(b) shall apply to reduce the Scheduled Commitment Reductions on a pro rata basis (based upon the then
                                         --- ----
remaining amount of each such Scheduled Commitment Reduction after giving effect to all prior reductions thereto).

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Tranche D
                ----------------------------------
Term Loan Commitment (and the Tranche D Term Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on May 30, 1999 and the Second Amended and Restated Credit Agreement shall continue in effect unless the Third Restatement Effective Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche D Term Loan Commitment (and the Tranche D Term Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on the Third Restatement Effective Date (after giving effect to the making of Tranche D Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on each date set forth below (each, a "Scheduled Commitment Reduction Date"), by the amount set forth opposite such Scheduled Commitment Reduction Date (each such reduction, as the same may be reduced as provided in Sections
3.02 and 3.03(f), a "Scheduled Commitment Reduction"):

          Scheduled Commitment
          Reduction Date                  Amount
          --------------------            ------

          December 18, 2001               $40.0 million
          December 18, 2002               $40.0 million

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be reduced from time to time to the extent required by Section 4.02.

          (f) Any amount required to be applied to reduce the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied to reduce the then remaining Scheduled Commitment Reductions pro rata based upon the then remaining amount of such Scheduled Commitment
--- ----
Reductions after giving effect to all prior reductions thereto.

          (g) Each reduction to the Total Tranche D Term Loan Commitment or Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to
Section 4.02) shall be applied proportionately to reduce the Tranche D Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and/or Tranche D Term Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

           (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (II) shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks;

           (ii) each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (x) $1,000,000, in the case of Eurodollar Loans, (y) $500,000, in the case of Revolving Loans and Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, provided that no partial prepayment of
                                     --------
     Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

           (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

           (iv) except as provided in clause (v) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                        --- ----
     among such Loans, provided, that at the Borrower's election in connection
                       --------
     with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank;

           (v) in the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (v), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and
     (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (v) shall have been obtained;

           (vi) each prepayment of Term Loans pursuant to this Section 4.01 (except as provided in preceding clause (v)) shall be applied to the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans on a pro rata basis (based upon the then
                                       --- ----
     outstanding principal amount of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and the Tranche D Term Loans); and

           (vii) each prepayment of principal of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective

     Tranche in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto).

          4.02  Mandatory Repayments and Commitment Reductions.  (a)  (i) If on
                ----------------------------------------------
any date the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks and Swingline Loans (after giving effect to all other repayments thereof on such date) and (y) the Letter of Credit Outstandings on such date exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans of Non-Defaulting Banks in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower to Non-Defaulting Banks hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent.

          (ii) On any date on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such date principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche A Term Loan Scheduled Repayment"):

Tranche A Scheduled Repayment Date              Amount
----------------------------------              ------

        June 30, 1999                           $175,000
        September 30, 1999                      $175,000
        December 31, 1999                       $175,000

        March 31, 2000                          $175,000
        June 30, 2000                           $175,000
        September 30, 2000                      $175,000
        December 31, 2000                       $175,000

Tranche A Scheduled Repayment Date              Amount
----------------------------------              ------

        March 31, 2001                          $175,000
        June 30, 2001                           $175,000
        September 30, 2001                      $175,000
        December 31, 2001                       $175,000

        March 31, 2002                          $175,000
        June 30, 2002                           $175,000
        September 30, 2002                      $175,000
        December 31, 2002                       $175,000

        March 31, 2003                          $175,000
        June 30, 2003                           $175,000
        Tranche A Term Loan Maturity Date    $66,150,000
                                             -----------

          (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche B Term Loan Scheduled Repayment"):

Tranche B Scheduled Repayment Date              Amount
----------------------------------              ------

        June 30, 1999                           $125,000
        September 30, 1999                      $125,000
        December 31, 1999                       $125,000

        March 31, 2000                          $125,000
        June 30, 2000                           $125,000
        September 30, 2000                      $125,000
        December 31, 2000                       $125,000

        March 31, 2001                          $125,000
        June 30, 2001                           $125,000
        September 30, 2001                      $125,000
        December 31, 2001                       $125,000

        March 31, 2002                          $125,000
        June 30, 2002                           $125,000
        September 30, 2002                      $125,000
        December 31, 2002                       $125,000

Tranche B Scheduled Repayment Date              Amount
----------------------------------              ------

        March 31, 2003                          $125,000
        June 30, 2003                           $125,000
        September 30, 2003                      $125,000
        December 31, 2003                       $125,000

        March 31, 2004                          $125,000
        Tranche B Term Loan Maturity Date    $46,875,000
                                             -----------

          (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche C Term Loan Scheduled Repayment"):

Tranche C Scheduled Repayment Date              Amount
----------------------------------              ------

        June 30, 1999                           $212,500
        September 30, 1999                      $212,500
        December 31, 1999                       $212,500

        March 31, 2000                          $212,500
        June 30, 2000                           $212,500
        September 30, 2000                      $212,500
        December 31, 2000                       $212,500

        March 31, 2001                          $212,500
        June 30, 2001                           $212,500
        September 30, 2001                      $212,500
        December 31, 2001                       $212,500

        March 31, 2002                          $212,500
        June 30, 2002                           $212,500
        September 30, 2002                      $212,500
        December 31, 2002                       $212,500

        March 31, 2003                          $212,500
        June 30, 2003                           $212,500
        September 30, 2003                      $212,500
        December 31, 2003                       $212,500

        March 31, 2004                          $212,500
        June 30, 2004                           $212,500
        September 30, 2004                      $212,500
        Tranche C Term Loan Maturity Date    $80,112,500
                                             -----------

          (iv) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche D Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche D Term Loan Scheduled Repayment"):

Tranche D Scheduled Repayment Date              Amount
----------------------------------              ------

        September 30, 1999                      $175,000
        December 31, 1999                       $175,000

        March 31, 2000                          $175,000
        June 30, 2000                           $175,000
        September 30, 2000                      $175,000
        December 31, 2000                       $175,000

        March 31, 2001                          $175,000
        June 30, 2001                           $175,000
        September 30, 2001                      $175,000
        December 31, 2001                       $175,000

        March 31, 2002                          $175,000
        June 30, 2002                           $175,000
        September 30, 2002                      $175,000
        December 31, 2002                       $175,000

        March 31, 2003                          $175,000
        June 30, 2003                           $175,000
        September 30, 2003                      $175,000
        December 31, 2003                       $175,000

        March 31, 2004                          $175,000
        June 30, 2004                           $175,000
        September 30, 2004                      $175,000
        December 31, 2004                       $175,000

        March 31, 2005                          $175,000
        Tranche D Term Loan Maturity Date    $65,975,000
                                             -----------

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to the Applicable Prepayment Percentage of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that (I) (x) with respect to
                                          --------
any such Net Sale Proceeds received by the Borrower or any of its Subsidiaries in connection with a Healthcare Unit Replacement, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that (i) an amount equal to such Net Sale Proceeds has been used to purchase a replacement Healthcare Unit within 180 days prior to the date of receipt of such Net Sale Proceeds or (ii) such Net Sale Proceeds shall be used to purchase a replacement Healthcare Unit within 180 days following the date of receipt of such Net Sale Proceeds (which certificate shall set forth the amount of the proceeds so expended or the estimates of the proceeds to be so expended, as the case may be) and (y) in the case of any Healthcare Unit Replacement for which no replacement Healthcare Unit has been purchased prior to the disposition of the Healthcare Unit to be replaced pursuant to such Healthcare Unit Replacement, if all or any portion of such Net Sale Proceeds referred to in preceding clause (x)(ii) are not so used within such 180-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the proviso hereto) and
(II) (x) with respect to no more than $2,500,000 in the aggregate of such Net Sale Proceeds received by the Borrower or its Subsidiaries in any fiscal year of the Borrower, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in the businesses permitted pursuant to
Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within 270 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) (i) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the proviso hereto) and (ii) if all or any portion of such Net Sale Proceeds are not so used within such 270-day period referred to in clause (i) of this clause (II)(y) because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the proviso hereto).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Third Restatement Effective Date) or issuance of Preferred Stock (other than (x) Disqualified Preferred Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions, (y) Qualified Preferred Stock and (z) PIK Preferred Stock issued on the Original Effective Date in accordance with the requirements of Section 5.08 of the Original Credit Agreement) by the Borrower or any of its Subsidiaries, an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of Qualified Preferred Stock or common equity of (or cash capital contributions to) the Borrower or any of its Subsidiaries (other than proceeds received from (v) the Common Equity Issuance,
(w) issuances of Borrower Common Stock to management of the Borrower and its Subsidiaries (including as a result of the exercise of any options with respect thereto) in an aggregate amount not to exceed $2,500,000 in any fiscal year of the Borrower, (x) equity contributions to any Subsidiary of the Borrower made by the Borrower or any other Subsidiary of the Borrower, (y) any issuance of Qualified Preferred Stock or Borrower Common Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions and (z) additional issuances of Borrower Common Stock and Qualified Preferred Stock, to the extent that the aggregate proceeds excluded pursuant to this clause (z) (and clause (z) of
Section 4.02(e) of each of the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amendment and Restated Credit Agreement) after the Original Effective Date do not exceed $2,500,000), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that Net Cash Proceeds
                                          --------
received by the Borrower from additional sales or issuances of Borrower Common Stock or Qualified Preferred Stock shall not be required to be applied as a mandatory repayment (and/or commitment reduction, as the case may be) on the date of receipt thereof, to the extent that (x) no Default or Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used or contractually committed to be used to make Capital Expenditures (including, without limitation, Permitted Acquisitions) within 270 days following the date of receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if
                                                  ----------------
all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (ii) if all or any portion of such Net Cash Proceeds are not so used within such 270-day period referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Original Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $1,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that (x) so long as no
                                          --------
Default or Event of Default then exists and such proceeds do not exceed $2,500,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $2,500,000, (b) the amount of such proceeds, together with other cash available to the Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably accept, (c) an Authorized Officer of the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Officer of the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $2,500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay or reimburse the Borrower or such Subsidiary actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any time
                                          ----------------
while an Event of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any
                                        ----------------
portion of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 360 days after the date of the respective Recovery Event or
(B) if committed to be used within 360 days after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 360 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Adjusted Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (h)  Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f) and (g) in accordance with this Section 4.02(h) shall be applied
(i) first, to repay the outstanding principal amount of Term Loans, with each such amount required to be applied to repay outstanding Term Loans to be applied pro rata to each Tranche of Term Loans based upon the then remaining principal
--- ----
amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is equal to the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans),
(ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to reduce the Total Revolving Loan Commitment (it being understood and agreed that (x) the amount of any reduction to the Total Revolving Loan Commitment as provided in immediately preceding clause (ii) shall be deemed to be an application of proceeds for purposes of this Section 4.02(h) even though cash is not actually applied and (y) in connection with any such reduction to the Total Revolving Loan Commitment, any cash received by the Borrower or such Subsidiary in connection with the event giving rise to such reduction will be retained by such Person except to the extent that such cash is otherwise required to be applied as provided in Section 4.02(a) as a result of such reduction to the Total Revolving Loan Commitment). All repayments or commitment reductions, as the case may be, of (x) outstanding Term Loans, on the one hand and (y) Revolving Loan Commitments, on the other hand, pursuant to Sections 4.02(c), (d), (e), (f) or (g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans (in the case of preceding clause (x)) or Scheduled Commitment Reductions (in the case of preceding clause (y)), on a pro rata basis (based upon the then remaining
                            --- ----
Scheduled Repayments of the respective Tranche or Scheduled Commitment Reductions, as the case may be, after giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02
--------
may only be made on the last day of an Interest Period applicable thereto unless
(x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the
                                --- ----
absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this
Section 4.02, if at any time the mandatory repayment of Loans pursuant to
Section 4.02(c), (d), (e), (f) or (g) would result, after giving effect to the procedures set forth in this clause (i) above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (any such Eurodollar Loans, "Affected Loans"), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Loans of the respective Tranche (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income, net profits or capital (including branch profits tax) of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income, net profits or capital (including branch profits tax) of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank party to this Agreement on the Third Restatement Effective Date hereby represents that, as of the Third Restatement Effective Date, all payments of principal, interest, and fees to be made to it by the Borrower pursuant to this Agreement will be totally exempt from withholding of United States federal tax. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Original Effective Date (or the First Restatement Effective Date, the Second Restatement Effective Date or the Third Restatement Effective Date in the case of any Bank that first becomes a party hereto on the First Restatement Effective Date, the Second Restatement Effective Date or the Third Restatement Effective Date, as the case may be), or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms or, in the case of any delivery prior to the Third Restatement Effective Date, predecessor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or, in the case of any delivery prior to the Third Restatement Effective Date, predecessor form) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN with respect to the portfolio interest exemption (or successor form or, in the case of any delivery prior to the Third Restatement Effective Date, predecessor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Third Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of an income tax treaty), Form W-8BEN (with respect to the benefits of an income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by them as described in the immediately preceding sentence as a result of any changes after the Third Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes (or, if later, the date such Bank became party to this Agreement). The Borrower shall not be required to pay any additional amounts or indemnification under Section 4.04(a) to any Bank to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for the representation set forth in the first sentence of Section 4.04(b) above made by the Bank not being true.

          (c)  If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

          (d) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such
Bank) (i) to file any certificate or document or to furnish any information as reasonably requested by the Borrower pursuant to any applicable treaty, law or regulation or (ii) to designate a different applicable lending office of such Bank, if the making of such filing or the furnishing of such information or the designation of such other lending office would avoid the need for or reduce the amount of any additional amounts payable by the Borrower and would not, in the sole discretion of such Bank, be disadvantageous to such Bank.

          (e) The provisions of this Section 4.04 are subject to the provisions of Section 13.18 (to the extent applicable).

          SECTION 5.  Conditions Precedent to Third Restatement Effective Date.
                      --------------------------------------------------------
The occurrence of the Third Restatement Effective Date pursuant to Section 13.10, and the obligation of each Bank to continue and/or make Loans hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, in each case on the Third Restatement Effective Date, are subject at the time of the occurrence of the Third Restatement Effective Date to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Third
                -----------------------------
Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank which has requested the same the appropriate Tranche A Term Note, Tranche B Term Note, Tranche C Term Note, Tranche D Term Note and Revolving Note and to BTCo if so requested, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5.02  Officer's Certificate.  On the Third Restatement Effective Date,
                ---------------------
the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.04 through 5.10, inclusive, and 6.01 (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks), have been satisfied on such date.

          5.03  Opinions of Counsel.  On the Third Restatement Effective Date,
                -------------------
the Administrative Agent shall have received opinions, addressed to each Agent, the Collateral Agent and each of the Banks and dated the Third Restatement Effective Date, from (i) O'Sullivan Graev & Karabell, LLP, special counsel to the Credit Parties, which opinion shall cover the relevant matters contained in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks,
(ii) Russell Phillips, Esq., General Counsel of the Borrower, which opinion shall cover the relevant matters contained in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks, and (iii) local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Banks and be dated the Third Restatement Effective Date, (y) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

          5.04  Corporate Documents; Proceedings.  (a)  On the Third Restatement
                --------------------------------
Effective Date, the Administrative Agent shall have received from the Borrower and each New Credit Party a certificate, dated the Third Restatement Effective Date, signed by the chairman, a vice-chairman, the president or any vice-president of such New Credit Party and attested to by the secretary or any assistant secretary of such New Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such New Credit Party and the resolutions of such New Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.

          (b) On the Third Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party (other than the New Credit Parties) (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party as delivered pursuant to Section
5.04 of each of the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement, (y) to the effect that such Credit Party is in good standing in its respective state of organization and in those states where such Credit Party conducts business and
(z) providing the resolutions adopted by such Credit Party with respect to the actions contemplated by this Agreement (including, without limitation, with respect to the SMT Merger, the amendment and restatement of this Agreement, and the obligations of such Credit Party with respect to the increased extensions of credit pursuant hereto), and all of the foregoing shall be acceptable to the Agents.

          (c) On the Third Restatement Effective Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which either Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          5.05  Adverse Change, etc.  (a)  On the Third Restatement Effective
                --------------------
Date, since December 31, 1998, nothing shall have occurred which (i) the Required Banks or either Agent shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or
(ii) has had a material adverse effect on the Transaction or a Material Adverse Effect.

          (b) On the Third Restatement Effective Date, there shall not have occurred and be continuing any material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Agents in their reasonable discretion.

          5.06  Litigation.  On the Third Restatement Effective Date, there
                ----------
shall be no actions, suits, proceedings or investigations pending or threatened
(x) with respect to this Agreement or any other Document (except as set forth on Schedule XIII) or the Transaction, (y) with respect to any Existing Indebtedness or (z) which either Agent or the Required Banks shall determine could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agents hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agents hereunder or under any other Credit Document.

          5.07  Approvals.  On or prior to the Third Restatement Effective Date,
                ---------
(i) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Indebtedness, the Transaction , the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans.

          5.08  Second Amended and Restated Credit Agreement; etc..  On the
               ---------------------------------------------------
Third Restatement Effective Date (after giving effect to the incurrence of Loans on such date), (i) all outstanding Swingline Loans shall be repaid in full, (ii) BTCo shall have received payment in full of all amounts (including any accrued and unpaid interest and fees) then due and owing to it under the Second Amended and Restated Credit Agreement in respect of its Swingline Loans being repaid,
(iii) all accrued interest on all outstanding extensions of credit pursuant to the Second Amended and Restated Credit Agreement, and all regularly accruing fees pursuant to the Second Amended and Restated Credit Agreement, shall be paid in full on, and through, the Third Restatement Effective Date (whether or not same would otherwise then be due and payable pursuant to the Second Amended and Restated Credit Agreement) and (iv) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.08 have been satisfied on such date.

          5.09.  Consummation of SMT Merger.  On or prior to the Third
                 --------------------------
Restatement Effective Date, (i) there shall have been delivered to the Administrative Agent a true and correct copy of the SMT Merger Agreement, certified as such by an appropriate officer of the Borrower, and the SMT Merger Documents, and all terms and conditions thereof, shall be in form and substance satisfactory to the Agents, (ii) the SMT Merger, including all of the terms and conditions thereof, shall have been duly approved by the requisite boards of directors and (if required by applicable law) the requisite shareholders of the Borrower, SMT Acquisition Corp. and SMT and all SMT Merger Documents shall have been duly executed and delivered by the parties thereto and be in full force and effect, (iii) the representations and warranties set forth in the SMT Merger Documents shall be true and correct in all material respects as if made on and as of the Third Restatement Effective Date, (iv) each of the conditions precedent to the consummation of the SMT Merger as set forth in the SMT Merger Documents shall have been satisfied, and not waived except with the consent of each Agent and the Required Banks, to the satisfaction of each Agent and the Required Banks, (v) all Liens or Indebtedness to be incurred or assumed in connection with the SMT Merger shall otherwise be permitted under this Agreement (including, without limitation, Sections 9.01 and 9.04), and (vi) the SMT Merger shall have been consummated in accordance with the SMT Merger Documents and all applicable law.

          5.10  Refinancing.  (a)  On the Third Restatement Effective Date and
                -----------
concurrently with the incurrence of Tranche D Term Loans on such date, (i) approximately $62,043,571 of Indebtedness of SMT and its Subsidiaries under the Existing SMT Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereunder (the "SMT Refinanced Indebtedness"),
(ii) all commitments under the Existing SMT Credit Agreement shall have been terminated and (iii) all outstanding letters of credit under the Existing SMT Credit Agreement shall have been terminated or incorporated as Letters of Credit hereunder as contemplated by Section 2.01(e).

          (b) On the Third Restatement Effective Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the SMT Refinanced Indebtedness shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Agents and the Required Banks.

Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to SMT and its Subsidiaries in connection with the security interests created with respect to the SMT Refinanced Indebtedness and the documentation related thereto, (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of SMT and its Subsidiaries on which filings have been made and (z) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of SMT and its Subsidiaries, in each case, to secure the obligations under the SMT Refinanced Indebtedness, all of which shall be in form and substance satisfactory to the Agents and the Required Banks.

          (c) On the Third Restatement Effective Date and after giving effect to the Transaction and the incurrence of Loans on the Third Restatement Effective Date, the Borrower and its Subsidiaries shall have no Indebtedness or Preferred Stock outstanding other than (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the PIK Preferred Stock and (iv) certain other indebtedness existing on the Third Restatement Effective Date as listed on
Schedule IV in an aggregate outstanding principal amount not to exceed $40,000,000 (with the Indebtedness at any time listed on Schedule IV being herein called the "Scheduled Existing Indebtedness" and the Scheduled Existing Indebtedness, together with the Senior Subordinated Notes, being herein called the "Existing Indebtedness"). On and as of the Third Restatement Effective Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date without any default or event of default existing thereunder or arising as a result thereof (except to the extent (x) amended or waived by the parties thereto on terms and conditions satisfactory to the Agents and the Required Banks or (y) the aggregate principal amount of the Scheduled Existing Indebtedness subject or giving rise to a default or event of default does not exceed $3,000,000), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agents or the Required Banks.

          (d) The Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Agents and the Required Banks that the matters set forth in this Section 5.10 have been satisfied on the Third Restatement Effective Date.

          5.11  Security Documents; etc.  (a)  On the Third Restatement
                ------------------------
Effective Date, each of the Credit Parties shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, (x) all of the Pledged Securities referred to therein then owned by such Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock and (y) such other evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

          (b) On the Third Restatement Effective Date, each of the Credit Parties shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit H (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with the following:

           (i) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

           (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name SMT and its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Collateral Agent and (y) to the extent evidencing Permitted Liens);

           (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

           (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.12  Subsidiaries Guaranty.  On the Third Restatement Effective Date,
                ---------------------
each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit I (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          5.13  Employee Benefit Plans; Shareholders' Agreements; Management
                ------------------------------------------------------------
Agreements; Employment Agreements; Collective Bargaining Agreements; Existing
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Indebtedness Agreements; Material Contracts; Tax Allocation Agreements.  (a)  On
----------------------------------------------------------------------
the Third Restatement Effective Date, there shall have been delivered to the Administrative Agent on its request true and correct copies, certified as true and complete by an appropriate officer of the Borrower of the following documents (in each case except to the extent already delivered or made available for review by the Administrative Agent on or prior to the Second Restatement

Effective Date), in each case as same will be in effect on the Third Restatement Effective Date after the consummation of the Transaction:

           (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan", as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, together with any agreements, plans or arrangements referred to in Section 5.12(i) of the Original Credit Agreement, Section 5.13(a)(i) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(i) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Employee Benefit Plans");

           (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, together with any agreements referred to in Section 5.12(ii) of the Original Credit Agreement, Section 5.13(a)(ii) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(ii) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Shareholders' Agreements");

           (iii) all material agreements (other than Employment Agreements) with members of, or with respect to, the management of the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(iii) of the Original Credit Agreement, Section 5.13(a)(iii) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(iii) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Management Agreements");

           (iv) any material employment agreements entered into by the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(iv) of the Original Credit Agreement, Section 5.13(a)(iv) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(iv) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Employment Agreements");

           (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(v) of the Original Credit Agreement, Section 5.13(a)(v) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(v) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Collective Bargaining Agreements");

           (vi) all agreements evidencing or relating to Existing Indebtedness of the Borrower or any of its Subsidiaries after giving effect to the SMT Refinancing (collectively, together with any agreements referred to in Section 5.12(vi) of the Original Credit Agreement, Section 5.13(a)(vi) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(vi) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Existing Indebtedness Agreements");

           (vii) all other material contracts and licenses (other than certificates of need) of the Borrower and any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(vii) of the Original Credit Agreement, Section 5.13(a)(vii) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(vii) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Material Contracts"); and

           (viii) any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.12(viii) of the Original Credit Agreement, Section 5.13(a)(viii) of the First Amended and Restated Credit Agreement and Sections 5A.11(a)(viii) and 5B.11 of the Second Amended and Restated Credit Agreement and any amendments thereto referred to in Section 5.13(b), Section 5.13(b) of the First Amended and Restated Credit Agreement and Section 5A.11(b) of the Second Amended and Restated Credit Agreement, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Material Contracts and Tax Allocation Agreements shall be in form and substance satisfactory to the Agents and the Required Banks and shall be in full force and effect.

          (b) On or prior to the Third Restatement Effective Date, the Administrative Agent shall have received (i) a certification from the appropriate officer of the Borrower that all agreements and plans referenced in
Section 5.12 of the Original Credit Agreement, Section 5.13 of the First Amended and Restated Credit Agreement and Sections 5A.11 and 5B.11 of the Second Amended and Restated Credit Agreement, previously delivered (or made available) to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments to the agreements and plans referred to in
Section 5.12 of the Original Credit Agreement, Section 5.13 of the First Amended and Restated Credit Agreement and Sections 5A.11 and 5B.11 of the Second Amended and Restated Credit Agreement.

          5.14  Consent Letter.  On the Third Restatement Effective Date, the
                --------------
Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by the Borrower and each Subsidiary Guarantor as its agent to receive service of process as specified in Section 13.08 or the Subsidiaries Guaranty, as the case may be.

          5.15  Solvency Certificate; Insurance Certificates.  On or before the
                --------------------------------------------
Third Restatement Effective Date, the Administrative Agent shall have received:

          (a) a solvency certificate in the form of Exhibit K from the chief financial officer of the Borrower, dated the Third Restatement Effective Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

          (b)  evidence of insurance complying with the requirements of Section
     8.03 for the business and properties of the Borrower and its Subsidiaries (including, without limitation, SMT), in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be terminated without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          5.16  New Pro Forma Balance Sheet; Projections.  (a)  On or prior to
                ----------------------------------------
the Third Restatement Effective Date, there shall have been delivered to the Administrative Agent an unaudited pro forma consolidated balance sheet of the
                                  --- -----
Borrower and its Subsidiaries as of March 31, 1999 and, after giving effect to the Original Transaction, the MTI Transaction, the ASHS

Transaction, the Transaction and the incurrence of all Indebtedness (including the Loans and the Senior Subordinated Notes) contemplated herein (the "New Pro
                                                                           ---
Forma Balance Sheet"), together with a related funds flow statement, which New
-----
Pro Forma Balance Sheet and funds flow statement shall be reasonably
--- -----
satisfactory to the Agents and the Required Banks.

          (b) On or prior to the Third Restatement Effective Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by the chief financial officer or chief operating officer of the Borrower for the five fiscal years ended after the Third Restatement Effective Date (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of the Borrower and its Subsidiaries after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction, the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Agents and the Required Banks.

          5.17  Payment of Fees.  On the Third Restatement Effective Date, all
                ---------------
costs, fees and expenses, and all other compensation due to the Agents or the Banks (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent due.

          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including Loans made on the Third Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          6.03  Compliance With Senior Subordinated Notes Indenture.  At the
                ----------------------------------------------------
time of each such Credit Event (so long as any Senior Subordinated Note remains outstanding), (i) each Credit Event shall comply with the requirements Section
4.4 of the Senior Subordinated Notes Indenture and all other applicable covenants contained therein, (ii) the Borrower shall have delivered to the Administrative Agent an officer's certificate signed by an appropriate officer of the Borrower (which certificate may be incorporated into the applicable Notice of Borrowing), in form and substance satisfactory to the Agents, (i) establishing that such Credit Event does not violate the terms of the Senior Subordinated Notes Indenture and (ii) containing a representation and warranty that the Indebtedness incurred pursuant to such Credit Event constitutes "Senior Debt" and "Designated Senior Debt" under the Senior Subordinated Notes Indenture, which officer's certificate shall be accompanied by financial calculations (in form and substance reasonably satisfactory to the Agents) establishing compliance with a Consolidated Fixed Charge Coverage Ratio (as defined in the Senior Subordinated Notes Indenture) of greater than 1.75:1.0 (after giving effect to the respective Credit Event) as required by the proviso to Section 4.4 of the Senior Subordinated Notes Indenture and (iii) if requested by any Agent or the Required Banks (which request may only be made by such Agent or the Required Banks if such Agent or the Required Banks, as the case may be, has or have reasonable doubts as to the compliance by the Borrower with the applicable requirements of the Senior Subordinated Notes Indenture after giving effect to the respective such Credit Event), the Banks shall have received an opinion of counsel (which opinion shall be reasonably satisfactory to the respective Agent or Required Banks requesting same) as may be reasonably requested to assure the Banks that the requirements of this Section 6.03 and
Section 4.4 of the Senior Subordinated Notes Indenture are satisfied and that the Indebtedness incurred pursuant to such Credit Event constitutes "Senior Debt" and "Designated Senior Debt" thereunder.

          The occurrence of the Third Restatement Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Banks.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties with the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Third Restatement Effective Date and each Credit Event on or after the Third Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of the Third Restatement Effective Date and on the date of each such Credit Event, unless stated to relate to a specified date in which case such representations and warranties shall be true and correct in all material respects as of such specified date):

          7.01  Company Status.  Each of the Borrower and each of its
                --------------
Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          7.02  Company Power and Authority.  Each Credit Party has the Company
                ---------------------------
power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Existing Indebtedness (except, in the case of Scheduled Existing Indebtedness, to the extent the aggregate principal amount thereof subject or giving rise to a default or event of default does not exceed $3,000,000)) or
(iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower or any of its Subsidiaries.

          7.04  Litigation.  There are no actions, suits, proceedings or
                ----------
investigations pending or threatened (i) with respect to any Credit Document,
(ii) with respect to the Original Transaction, the MTI Transaction, the ASHS Transaction, the Transaction or any other Document that could reasonably be expected to have a Material Adverse Effect or (iii) with respect to the Borrower or any of its Subsidiaries (x) that are likely to have a Material Adverse

Effect or (y) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agents or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agents or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          7.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Tranche D Term Loans shall be utilized by the Borrower (i) on the Third Restatement Effective Date to finance the SMT Refinancing, (ii) within three Business Days following the Third Restatement Effective Date to finance the Additional Revolver Financing and (iii) promptly upon receipt of the relevant invoices therefor, to pay fees and expenses incurred in connection with the Transaction.

          (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including, but not limited to, Permitted Acquisitions and the prepayment of Scheduled Existing Indebtedness and purchases of the Senior Subordinated Notes in accordance with the terms of Section 9.12(ii) but excluding, in any event, the Transaction).

          (c) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          7.06  Governmental Approvals.  Except as may have been obtained or
                ----------------------
made on or prior to the Third Restatement Effective Date (and which remain in full force and effect on the Third Restatement Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          7.07  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.08  Public Utility Holding Company Act.  Neither the Borrower nor
                ----------------------------------
any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Banks that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such projection may differ from the projected results contained therein.

          7.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Second Restatement Effective Date, the ASHS Acquisition Date and the Third Restatement Effective Date, on a pro forma basis after giving effect to the
                                 --- -----
Original Transaction, the MTI Transaction, the Revolver Refinancing, the ASHS Transaction and/or the Transaction (to the extent the respective such transaction was consummated on or prior to such relevant date), and to all Indebtedness (including the Loans and the Senior Subordinated Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (I) (i) The consolidated balance sheets of the Borrower at December 31, 1996, December 31, 1997, December 31, 1998, and March 31, 1999, and the related statements of income and cash flows and changes in shareholders' equity of the Borrower for the fiscal years or three-month period, as the case may be, ended as of said dates and (ii) the Original Pro Forma Balance Sheet, in
                                                     --- -----
each case furnished to each Existing Bank prior to the ASHS Acquisition Date pursuant to Section 5B.16 of the Second Amended and Restated Credit Agreement, present fairly in all material respects the consolidated financial condition of the Borrower at the dates of said financial statements and the results for the periods covered thereby (or, in the case of the Original Pro Forma Balance
                                                         --- -----
Sheet, presents a good faith estimate of the consolidated pro forma financial
                                                          --- -----
condition of the Borrower (after giving effect to the Original Transaction, the MTI Transaction and the ASHS Transaction at the date thereof), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid Original Pro Forma Balance
                                                             --- -----
Sheet) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (II) The consolidated balance sheets of SMT and its Subsidiaries at December 31, 1996, December 31, 1997, December 31, 1998, and March 31, 1999, and the related statements of income and cash flows and changes in shareholders' equity of SMT for the fiscal years or three-month period, as the case may be, ended as of said dates, in each case furnished to the Banks prior to the Third Restatement Effective Date, present fairly in all material respects the consolidated financial condition of SMT and its Subsidiaries at the dates of said financial statements and the results for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments. All of such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (III)  The New Pro Forma Balance Sheet furnished to each Bank prior to
                         --- -----
the Third Restatement Effective Date pursuant to Section 5.16 presents a good faith estimate of the consolidated pro forma financial condition of the Borrower
                                   --- -----
(after giving effect to the Transaction).

          (c) Since December 31, 1998 (but after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction as if same had occurred prior thereto), nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 7.10(b) and the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, (i) there were as of the Second Restatement Effective Date, the ASHS Acquisition Date and the Third Restatement Effective Date (and after giving effect to any Loans made on each such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business and commitments to purchase Healthcare Units) with respect to the Borrower or any of its Subsidiaries (including, in the event this representation is made as of the Third Restatement Effective Date, SMT and its Subsidiaries) of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole or the Borrower (including, in the event this representation is made as of the Third Restatement Effective Date, SMT and its Subsidiaries) and (ii) the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

          (e) On and as of the Third Restatement Effective Date, the Projections, which reflect the forecasted consolidated financial conditions and income and expenses of the Borrower and its Subsidiaries after giving effect to the Original Transaction, the MTI Transaction, the

ASHS Transaction and the Transaction (including the projected results of SMT and its Subsidiaries) have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b), and are based on good faith estimates and assumptions made by the management of the Borrower, which assumptions such management believed were reasonable on the Third Restatement Effective Date. On the Third Restatement Effective Date, such management believed that the Projections were reasonable and attainable. There is no fact known to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          7.11  Security Interests.  On and after the Third Restatement
                ------------------
Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto and (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and (e) of
Section 9.03), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Third Restatement Effective Date as contemplated by Section 5.11 or as contemplated by Sections 8.11, 8.12, 9.15 and 13.19.

          7.12  Compliance with ERISA.  Schedule V sets forth each Plan; each
                ---------------------
Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          7.13  Capitalization.  On the Third Restatement Effective Date and
                --------------
after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, the authorized capital stock of the Borrower shall consist of (i) 10,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, the "Borrower Common Stock"), 5,749,551 of which shares shall be issued and outstanding and (ii) 500,000 shares of PIK Preferred Stock, 300,000 of which shares shall be designated the "Series F Preferred Stock", of which 150,000 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, as of the Third Restatement Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14  Subsidiaries.  (a)  Prior to the consummation of the
                ------------
Transaction, SMT Acquisition Corp. has no Subsidiaries.

          (b) On and as of the Third Restatement Effective Date and after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Third Restatement Effective Date and after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.15  Intellectual Property, etc.  Each of the Borrower and each of
                ---------------------------
its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, technology copyrights, licenses, franchises and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, and has in full force and effect all accreditations and certifications, reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

          7.16  Compliance with Statutes, etc.  Each of the Borrower and each of
                ------------------------------
its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

          7.17  Environmental Matters.  (a)  Each of the Borrower and each of
                ---------------------
its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the best knowledge of the Borrower after due inquiry, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected
(i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of such Real Property by the Borrower's or such Subsidiary's business. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          7.18  Properties.  All Real Property owned by the Borrower or any of
                ----------
its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Third Restatement Effective Date and after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. Schedule XII correctly sets forth in all material respects a list of the Healthcare Units owned or leased by the Borrower and its Subsidiaries as of the Third Restatement Effective Date. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule III and in the financial statements (including the Original Pro Forma Balance Sheet and the New
                                             --- -----
Pro Forma Balance Sheet) referred to in Section 7.10(b) (except such properties
--- -----
sold in the ordinary course of business since the dates of the respective financial statements referred to therein), free and clear of all Liens, other than Permitted Liens.

          7.19  Labor Relations.  Neither the Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          7.20  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. Each of the Borrower and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.21  Existing Indebtedness.  Schedule IV sets forth a true and
                ---------------------
complete list of all Scheduled Existing Indebtedness of the Borrower and its Subsidiaries as of the Third Restatement Effective Date after giving effect to the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.22  Insurance.  Set forth on Schedule VIII hereto is a true, correct
                ---------
and complete summary of all insurance carried by each Credit Party on and as of the Third Restatement Effective Date, with the amounts insured set forth therein.

          7.23  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Third Restatement Effective Date as if such representations or warranties were made on and as of such date, unless stated to relate to a different specified date, in which case such representations or warranties shall be true and correct in all material respects as of such specified date.

          7.24  Original Transaction, MTI Transaction, ASHS Transaction and
                -----------------------------------------------------------
Transaction.  At the time of consummation thereof, each component of the
-----------
Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction shall have been consummated in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each component of the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Original Transaction, the MTI Transaction, the ASHS Transaction or the Transaction. Additionally, at the time of the consummation or occurrence thereof, as the case may be, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Original Transaction, the MTI Transaction, the ASHS Transaction, the Transaction, the occurrence of any Credit Event, or the performance by the Borrower and its Subsidiaries of their respective obligations under the Documents and all applicable laws.

          7.25  Special Purpose Corporation.  SMT Acquisition Corp. was formed
                ---------------------------
to effect the Transaction. Prior to the consummation of the Transaction, SMT Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the SMT Merger Documents and such other liabilities arising in connection with the Transaction).

          7.26  Subordination.  The subordination provisions contained in the
                -------------
Senior Subordinated Notes Documents and, on and after the execution and delivery thereof, each of the agreements or instruments relating to Permitted Subordinated Refinancing Indebtedness, the Shareholder Subordinated Notes and Permitted Subordinated Indebtedness are enforceable against the Borrower, the Subsidiary Guarantors and the holders of such Indebtedness, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and the obligations of the Credit Parties under the other Credit Documents (including, without limitation, the Subsidiaries Guaranty) are within the definitions of "Senior Debt" (or in the case of the obligations of a Subsidiary Guarantor, "Guarantor Senior Debt"), "Senior Indebtedness" (or in the case of the obligations of a Subsidiary Guarantor, "Guarantor Senior Indebtedness"), "Designated Senior Debt" and "Designated Senior Indebtedness", as applicable, included in such subordination provisions.

          7.27  Year 2000 Compliance.  All Information Systems and Equipment are
                --------------------
either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999, except insofar as the failure to do so will not result in a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

          SECTION 8.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that as of the Third Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          8.01  Information Covenants.  The Borrower will furnish to each Bank:
                ---------------------

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to
     Section 8.01(d), all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(d) and (ii) management's discussion and analysis of the most important operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (c)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
     each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(d) and (except for such comparable budgeted figures) certified by Ernst & Young, LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof.

          (d)  Budgets, etc.  Not more than 60 days after the commencement of
               -------------
     each fiscal year of the Borrower, consolidated budgets of the Borrower and its Subsidiaries (x) in reasonable detail for each of the twelve months of such fiscal year and (y) in summary form for each of the five fiscal years immediately following such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(a), (b) and (c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of the Borrower, set forth (x) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.04(d), (g) and (j), 9.05(a), (g), (l) and (q) and 9.08
     through and including 9.11 as at the end of such fiscal quarter or year, as the case may be, and (y) the calculation of the Total Leverage Ratio, the Adjusted Total Leverage Ratio and the Adjusted Senior Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the Borrower, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 8.01(c), a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth (in reasonable detail) the amount of, and calculations required to establish the amount of, Adjusted Excess Cash Flow for the Excess Cash Flow Payment Period ending on the last day of the respective fiscal year.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after an officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Document (other than such Documents referred to in clause (viii) of the definition thereof), (iii) any governmental investigation pending or threatened against the Borrower or any of its Subsidiaries and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

          (g)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries and the management's non-privileged responses thereto.

          (h)  Environmental Matters.  Promptly after an officer of the Borrower
               ---------------------
     or any of its Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to the Borrower or any of its Subsidiaries in excess of $300,000), written notice of:

                (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response or proposed response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material communications by the Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Laws or to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Banks.

          (i)  Annual Meetings with Banks.  At the request of the Administrative
               --------------------------
     Agent, the Borrower shall within 120 days after the close of each of its fiscal years, hold a meeting (at a mutually agreeable location and time) open to all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

          (j)  Notice of Commitment Reductions and Mandatory Repayments.  On or
               --------------------------------------------------------
     prior to the date of any reduction to the Total Revolving Loan Commitment or any mandatory repayment of outstanding Term Loans pursuant to any of Sections 4.02(c) through (g), inclusive, the Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Total Revolving Loan Commitment or the outstanding Term Loans, as applicable, and the calculation thereof (in reasonable detail).

          (k)  Special Reports Relating to Healthcare Units.  At the time of the
               --------------------------------------------
     delivery of the financial statements for the first and third fiscal quarters of the Borrower provided for in Section 8.01(b), a schedule of all of the Healthcare Units owned or leased by the Borrower or any of its Subsidiaries as of the fiscal quarter most recently ended, which schedule shall specify (i) whether the respective Healthcare Unit is leased or owned by the Borrower or such Subsidiary, (ii) the state in which the respective Healthcare Unit is registered or titled (if such Healthcare Unit is required to be registered or titled under applicable law), (iii) if the respective Healthcare Unit is required to be registered or titled under applicable law, whether a security interest has been recorded on the certificate of title for such Healthcare Unit in favor of the Collateral Agent for the benefit of the Secured Creditors, (iv) if the respective Healthcare Unit is required to be registered or titled under applicable law, whether the certificate of title for such Healthcare Unit (as modified to reflect the security interest in favor of the Collateral Agent) has been reregistered with the appropriate state governmental agency (and, if not, the date by which such reregistration must be accomplished in accordance with the terms of the Security Agreement), (v) the date of the acquisition of each new Healthcare Unit acquired on or after the Second Restatement Effective Date, and (vi) each Healthcare Unit listed thereon acquired since the date of the delivery of the previous schedule pursuant to this Section 8.01(k).

          (l)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock (including, in the case of the Borrower, PIK Preferred Stock) or of the Senior Subordinated Notes or any Permitted Debt in their capacity as such holders (to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          8.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief financial officer or other Authorized Officer of the Borrower, officers and designated representatives of the Agents or the Required Banks to visit and inspect under the guidance of officers of the Borrower any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Agent or the Required Banks may desire.

          8.03  Insurance.  (a)  The Borrower will, and will cause each of its
                ---------
Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(ii) furnish to each Agent and each of the Banks, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are consistent with its practices immediately before the Third Restatement Effective Date, taking into account the age and fair market value of equipment. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of the Borrower and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

          (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), following written notice to the Borrower, to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.03(a);

provided that neither the Borrower nor any of its Subsidiaries shall be required
--------
to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.05  Corporate Franchises.  The Borrower will do, and will cause each
                --------------------
of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses, certifications, accreditations and patents, except for rights, franchises, authority to do business, licenses, certifications, accreditations and patents the loss of which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided, however, that any transaction permitted by Section 9.02 will
        --------  -------
not constitute a breach of this Section 8.05.

          8.06  Compliance with Statutes; etc.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          8.07  Compliance with Environmental Laws.  (a)  (i)  The Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided
                                                                    --------
that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Administrative Agent or the Required Banks) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under Section 8.01(h) for any event for which notice is required to be delivered for any such Real Property or (iii) the Administrative Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.17 or 8.07(a). If the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants, the Administrative Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          8.08  ERISA.  As soon as possible and, in any event, within ten days
                -----
after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

          8.09  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.10  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          8.11  Additional Security; Further Assurances.  (a)  The Borrower
                ---------------------------------------
will, and will cause each of its Wholly-Owned Domestic Subsidiaries (and to the extent Section 8.12 is operative, each of its Wholly-Owned Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and real property of the Borrower and its Wholly-Owned Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause each of its Wholly-Owned Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including, without limitation, reregistering the certificate of title of any mobile Healthcare Unit in any state in which such Healthcare Unit primarily operates, to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection of its security interest in such Collateral). Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
8.11 has been complied with.

          (c) Each of the Credit Parties agrees that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Banks or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this
Section 8.11.

          8.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Wholly-Owned Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of more than 66-2/3% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement, shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed) or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as the case may be, granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement, Pledge Agreement or Subsidiaries Guaranty (or substantially similar document) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.

          8.13  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 7.05.

          8.14  Permitted Acquisitions.  (a)  Subject to the provisions of this
                ----------------------
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Banks otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Banks at least 5 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) for the period of four (except in the case of any determination of Consolidated EBITDA for purposes of such Sections, which shall be measured on a two-quarter annualized basis as provided in the definition thereof) consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted
                            --- -----
Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Second Restatement Effective Date or the Third Restatement Effective Date, calculated as if the covenants contained in said Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 (in the case of Section 9.11, giving effect to the last sentence appearing therein) of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) calculations are made by the Borrower demonstrating compliance with an Adjusted Senior Leverage Ratio not to exceed 3.0:1.0 on the last day of the relevant Calculation Period, on a Pro Forma Basis
                                                                 --- -----
as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period; (vi) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vii) the Borrower provides to the Administrative Agent and the Banks as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (viii) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 90-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $10,000,000; and (ix) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and (viii) and containing the calculations required by the preceding clauses (iii), (iv), (v) and (viii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement in accordance with the requirements of Section 9.15.

          (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.15, to the satisfaction of the Administrative Agent.

          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          8.15  Maintenance of Company Separateness.  The Borrower will, and
                -----------------------------------
will cause each of its Subsidiaries to, satisfy customary Company formalities, including, as applicable, the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of Company offices and records. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the Borrower or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

          8.16  Performance of Obligations.  The Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.17  Year 2000 Compliance.  The Borrower will ensure that its
                --------------------
Information Systems and Equipment are at all times after January 1, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify the Administrative Agent and any Bank promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide the Administrative Agent and any Bank with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Bank shall reasonably request.

          8.18    Additional Revolver Refinancing, etc.  (a) Within 3 Business
                  ------------------------------------
Days following the Third Restatement Effective Date, the Borrower shall have repaid approximately $6,000,000 of outstanding Revolving Loans with the proceeds of Tranche D Term Loans in accordance with the requirements of Section 4.01.

          (b) Promptly upon receipt of the relevant invoices therefor, the Borrower shall use the proceeds of Tranche D Term Loans to pay fees and expenses incurred in connection with the Transaction.

          SECTION 9.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that as of the Third Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          9.01  Changes in Business.  (a)  The Borrower and its Subsidiaries
                -------------------
will not engage in any business other than a Permitted Business.

          (b) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Borrower will not permit any Excluded Subsidiary to engage in any significant business or to own assets with an aggregate value in excess of $50,000 (or an account receivable not to exceed $400,000 in the case of Epic/Alliance of Texas, Inc.).

          9.02  Consolidation; Merger; Sale or Purchase of Assets; etc.  The
                -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, general intangibles and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) the Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real or personal property;

          (b) Capital Expenditures (including payments in respect of Capitalized Lease Obligations entered into after the Original Effective Date, but excluding Capital Expenditures which may arise as a result of the purchase of any capital stock or equity interests in any other Person or by means of a purchase of assets constituting a business, division or product line of any Person, which expenditures may only be made pursuant to Permitted Acquisitions effected in accordance with the relevant provisions of this Agreement) by the Borrower and its Subsidiaries shall be permitted so long as same do not cause a violation of any of the other provisions of this Agreement;

          (c) Investments permitted pursuant to Section 9.05 and the liquidation of Cash Equivalents in the ordinary course of business;

          (d) the Borrower and any of its Subsidiaries may sell or otherwise dispose of assets (excluding capital stock of, or other equity interests in, Subsidiaries and Joint Ventures and Healthcare Units) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that except with
                                                      --------
     respect to asset dispositions or transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale or disposition
     (I) results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and assumed Indebtedness and the fair market value, as determined by the Borrower in good faith, of any other non-cash consideration) shall be in the form of cash (for purposes of this clause (I) treating as cash consideration the principal amount of Indebtedness for borrowed money and the Capitalized Lease Obligations assumed by the respective purchaser of assets) or (II) in the case of an asset or assets subject to Capitalized Lease Obligations, results in the assumption of all of the Capitalized Lease Obligations of the Borrower or such Subsidiary in respect of such asset by the purchaser thereof, (y) the aggregate Net Sale Proceeds from all assets sold or otherwise disposed of pursuant to this clause (d), when added to the aggregate amount of all Capitalized Lease Obligations assigned in connection with all assets sold or otherwise disposed of pursuant to this clause (d), shall not exceed $2,500,000 in the aggregate in any fiscal year of the Borrower and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (e) any Subsidiary of the Borrower may transfer assets to the Borrower or to any Subsidiary Guarantor, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (f) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower, so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (g) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any Subsidiary Guarantor, so long as (i) such Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (h) the Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14;

          (i) the SMT Merger shall be permitted in accordance with the requirements of this Agreement;

          (j) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to or from third Persons or one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (k) the Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof; provided that the aggregate amount of all proceeds received by the Borrower
     --------
     and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Third Restatement Effective Date shall not exceed $15,000,000;

          (l) the Borrower and any of its Subsidiaries may sell Healthcare Units which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business or otherwise require upgrading, provided that (i) any such sale shall be for
                                  --------
     an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (ii) such sale (x) results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the Borrower in good faith, of any other consideration) shall be in the form of cash or (y) results in the assumption of all of the Capitalized Lease Obligations of the Borrower or such Subsidiary in respect of such Healthcare Unit by the purchaser thereof, (iii) the Net Sale Proceeds from, or the amount of Capitalized Lease Obligations assigned in connection with, any such sale, when added to the aggregate Net Sale Proceeds received from, and the aggregate amount of all Capitalized Lease Obligations assigned in connection with, all other Healthcare Units sold pursuant to this clause (l) after the Third Restatement Effective Date, shall not exceed $25,000,000 and (iv) any Net Sale Proceeds from any such sale are applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (m) the Borrower and any of its Subsidiaries may effect Healthcare Unit Replacements, provided that (i) any disposition of a Healthcare Unit
                        --------
     pursuant to a Healthcare Unit Replacement shall be for an amount (including any credits towards the purchase of a replacement mobile Healthcare Unit) at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower) and (ii) the Net Sale Proceeds from any such disposition are applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement Healthcare Units or retained to the extent permitted by Section 4.02(c);

          (n) the Borrower and any of its Subsidiaries may sell or otherwise dispose of the capital stock of, or other equity interests in, any of their respective Subsidiaries and Joint Ventures which, in the reasonable opinion of such Person, are uneconomic or no longer useful in the conduct of such Person's business, provided that (w) each such sale or disposition shall be
                        --------
     for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and assumed Indebtedness and the fair market value, as determined by the Borrower in good faith, of any other non-cash consideration) shall be in the form of cash (for purposes of this clause (x) treating as cash consideration the amount of any trade payables and the principal amount of Indebtedness for borrowed money assumed by the respective purchaser of assets), (y) the aggregate Net Sale Proceeds of all assets sold or otherwise disposed of pursuant to this clause (n) after the Third Restatement Effective Date shall not exceed $15,000,000 in the aggregate and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (o) the Borrower and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of stock or assets, so long as the respective transaction is permitted pursuant to the other provisions of this Section 9.02; provided that the Borrower and its Subsidiaries may
                        --------
     enter into agreements to effect acquisitions and dispositions of capital stock or assets in transactions not permitted by the provisions of this
     Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Banks under this Agreement or the repayment of all obligations hereunder as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of failure to obtain such consent or repay such obligations, the aggregate liability of the Borrower and its Subsidiaries under any such agreement shall not exceed $4,000,000; and

          (p) the Borrower and any of its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          9.03  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Third Restatement Effective Date which are listed, and the property subject thereto described, in Schedule IX, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09,

     provided that the amount of cash and property (determined on a fair market
     --------
     value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $2,500,000 at any time;

          (f) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount
                                              --------
     of deposits at any time pursuant to sub-clauses (y) and (z) shall not exceed $4,000,000 in the aggregate;

          (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases;

          (j)  Liens created pursuant to Capital Leases permitted pursuant to
     Section 9.04(d), provided that (x) such Liens only serve to secure the
                      --------
     payment of Indebtedness arising under such Capitalized Lease Obligation (and other Indebtedness permitted by Section 9.04(d) and incurred from the same Person as such Indebtedness) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries (other than other assets subject to Capitalized Lease Obligations and/or Indebtedness incurred pursuant to Section 9.04(d), in each case owing to the same Person as such Capitalized Lease Obligation);

          (k)  Permitted Encumbrances;

          (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Original Effective Date, provided
                                                                     --------
     that (i) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d); and

          (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(d), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

          9.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Scheduled Existing Indebtedness outstanding on the Third Restatement Effective Date and listed on Schedule IV (as reduced by any repayments thereof after the Third Restatement Effective Date), without giving effect to any subsequent extension, renewal or refinancing thereof;

          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Indebtedness otherwise permitted under this Agreement;

          (d) (x) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) such Indebtedness does not constitute debt for borrowed money (except to the extent such Indebtedness cannot be repaid in accordance with its terms at the time of its assumption pursuant to such Permitted Acquisition and the aggregate principal amount of all such Indebtedness for borrowed money permitted pursuant to this parenthetical does not exceed $20,000,000), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ii) and (y) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(l), provided that the sum of (I) the
                                            --------
     aggregate principal amount of all Permitted Acquired Debt at any time outstanding plus (II) the aggregate amount of Capitalized Lease
                 ----
     Obligations incurred on and after the Third Restatement Effective Date and outstanding at any time (including Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions but excluding any Capitalized Lease Obligations independently permitted by
     Section 9.04(b)) plus (III) the aggregate principal amount of all such
                      ----
     purchase money Indebtedness incurred on and after the Third Restatement Effective Date and outstanding at any time, shall not exceed $40,000,000;

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(f);

          (f) Permitted Subordinated Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

          (g) unsecured Indebtedness of the Borrower and the Subsidiary Guarantors incurred under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $185,000,000 less the amount of any repayments of principal thereof
                         ----
     after the Original Effective Date;

          (h) indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and, except as permitted by Section 9.04(i)(z), are not guaranteed by any other Person);

          (i) Contingent Obligations of (x) the Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder, (y) the Borrower or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture is a party or any contract entered into by such Joint Venture in the ordinary course of business; provided that the maximum
                                                 --------
     liability of the Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to preceding clause (y) is permitted as an Investment on such date pursuant to the requirements of Section 9.05(l) and (z) the Borrower as a guarantor of Indebtedness of any of its Subsidiaries which may be deemed to exist pursuant to acquisition agreements entered into in connection with Permitted Acquisitions (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations);

          (j) Permitted Subordinated Indebtedness incurred in accordance with the requirements of the definition thereof and additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted pursuant to this Section 9.04, so long as the aggregate principal amount of all Indebtedness permitted by this clause (j), when added to the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Third Restatement Effective Date pursuant to Section 9.13(c), does not exceed $20,000,000 at any time outstanding; and

          (k) Indebtedness of the Borrower under the Shareholder Subordinated Notes issued in accordance with the terms of Section 9.06(ii).

          9.05  Advances; Investments; Loans.  The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except:

          (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, provided that during any time that Revolving Loans or
                  --------
     Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $10,000,000 for any period of three consecutive Business Days;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 9.04(c) shall be permitted;

          (e) advances, loans and investments in existence on the Original Effective Date and listed on Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof;

          (f) the Borrower may make intercompany loans and advances to any Subsidiary Guarantor, and any Subsidiary Guarantor may make intercompany loans and advances to the Borrower or any other Subsidiary Guarantor (collectively, "Intercompany Loans"), provided that (x) each Intercompany Loan shall be evidenced by an
     --------
     Intercompany Note and (y) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (g) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries in connection with relocations, purchases by such employees of Borrower Common Stock or options or similar rights to purchase Borrower Common Stock and other ordinary course of business purposes shall be permitted, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,500,000;

          (h) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Borrower Common Stock, so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (i)  the SMT Merger shall be permitted;

          (j) the Borrower and any of its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions as used therein;

          (k) the Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently permitted under another provision of this
     Section 9.05);

          (l) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Borrower shall be permitted to make Investments in any Joint Venture on any date in an amount not to exceed the Available JV Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (i) any such Investment may be in the form of a contribution of a Healthcare Unit or Units to such Joint Venture and (ii) to the extent the Borrower or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (l) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments), then the amount of such return of investment shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available JV Basket Amount, provided that the aggregate amount of increases
                                 --------
     to the Available JV Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available JV Basket Amount in respect of any

     Investment exceed the amount previously invested pursuant to this clause
     (l) (or clause (l) of Section 9.05 of any of the Original Credit Agreement, the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement); and

          (m) the Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 9.02(d);

          (n) the Borrower and its Subsidiaries may convey, lease, license, sell or otherwise transfer or acquire assets and properties to the extent permitted by Sections 9.02(e), (f) and (g);

          (o) the Borrower and any Subsidiary Guarantor may make cash equity contributions to any (other) Subsidiary Guarantor;

          (p) the Borrower and its Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Borrower or such Subsidiary; and

          (q) in addition to investments permitted by clauses (a) through (p) of this Section 9.05, the Borrower and its Subsidiaries may make additional loans, advances and Investments to or in a Person not an Affiliate in an aggregate amount for all loans, advances and Investments made pursuant to this clause (q) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $15,000,000.

          9.06  Dividends; etc.  The Borrower will not, and will not permit any
                ---------------
of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

           (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

           (ii) the Borrower may redeem or purchase shares of Borrower Common Stock or options to purchase Borrower Common Stock, as the case may be, held by former employees of the Borrower or any of its Subsidiaries following the termination of their employment (by death, disability or otherwise) provided that (x) the only consideration paid by the Borrower in
                --------
     respect of such redemptions and/or purchases shall be cash, forgiveness of liabilities and/or Shareholder Subordinated Notes, (y) the sum of (A) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases, plus (B) the aggregate amount of liabilities so forgiven and (C) the aggregate amount of all cash principal and interest payments made on Shareholder Subordinated Notes, in each case after the Third Restatement Effective Date, shall not exceed $5,000,000, and (z) at the time of any cash payment or forgiveness of liabilities permitted to be made pursuant to this Section 9.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

           (iii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay regularly accruing cash Dividends on Disqualified Preferred Stock (excluding in any event PIK Preferred Stock) issued pursuant to Section 9.13(c), with such Dividends to be paid in accordance with the terms of the respective certificate of designation therefor;

           (iv) any Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary may pay cash Dividends to its shareholders or partners generally, so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto);

           (v) the Borrower may pay regularly accruing Dividends with respect to the PIK Preferred Stock (whether outstanding on the Third Restatement Effective Date or issued thereafter pursuant to the following clause (x))
     (x) through the issuance of additional shares of PIK Preferred Stock (but not in cash) and (y) at any time after the PIK Trigger Date and so long as no Default or Event of Default then exists or would result therefrom, in cash, in any such case in accordance with the terms of the documentation governing the same;

            (vi) the Borrower may pay regularly accruing Dividends with respect to Qualified Preferred Stock through the issuance of additional shares of Qualified Preferred Stock (but not in cash) in accordance with the terms of the documentation governing the same; and

            (vii) the Borrower may redeem PIK Preferred Stock with the net proceeds (after giving effect to the application of Net Cash Proceeds required by clause (y) below) of any issuance of Borrower Common Stock pursuant to a Qualified IPO in accordance with the terms of the PIK Preferred Stock Documents, so long as (x) no Default or Event of

     Default then exists or would result therefrom and (y) the Net Cash Proceeds from any such issuance of Borrower Common Stock are first applied to repay Term Loans and/or reduce the Total Revolving Loan Commitment to the extent required by Section 4.02(e).

          9.07  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its Subsidiaries other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event
                                --------
be permitted: (i) the Transaction; (ii) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06 shall be permitted; (iii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment, on a quarterly basis, of management fees to Apollo Group in an aggregate amount not to exceed (x) $125,000 in any fiscal quarter of the Borrower pursuant to, and in accordance with the terms of, the Apollo/Alliance Management Agreement and (y) $62,500 in any fiscal quarter of the Borrower pursuant to, and in accordance with the terms of, the Apollo/SMT Management Agreement, provided that if during
                                                        --------
any fiscal quarter of the Borrower, a Default or Event of Default is in existence and such management fees cannot be paid as provided above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof; (iv) customary fees to non-officer directors of the Borrower and its Subsidiaries;
(v) the Borrower and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) the reimbursement of Apollo Group for its reasonable out-of-pocket expenses incurred in connection with performing management services to the Borrower and its Subsidiaries or in connection with the Transaction; (vii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment to Apollo Group of merger advisory fees for each Permitted Acquisition in an amount not to exceed 1% of the fair market value of the business or assets acquired pursuant to such Permitted Acquisition (determined in good faith by senior management of the Borrower); and (viii) the payment of consulting or other fees to the Borrower by any of its Subsidiaries in the ordinary course of business. In no event shall any management, consulting or similar fee be paid or payable by the Borrower or any of its Subsidiaries to any Affiliate or Apollo Group or any of its Affiliates, except as specifically provided in this Section 9.07.

          9.08  Consolidated Fixed Charge Coverage Ratio.  The Borrower will not
                ----------------------------------------
permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower specified below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended    Ratio
          --------------------    -----

          June 30, 1999           0.75:1.00
          September 30, 1999      0.80:1.00
          December 31, 1999       0.85:1.00

          March 31, 2000          0.90:1.00
          June 30, 2000           0.95:1.00
          September 30, 2000      0.95:1.00
          December 31, 2000       1.00:1.00

          March 31, 2001          1.10:1.00
          June 30, 2001           1.10:1.00
          September 30, 2001      1.10:1.00
          December 31, 2001       1.10:1.00

          March 31, 2002          1.10:1.00
          June 30, 2002           1.10:1.00
          September 30, 2002      1.10:1.00
          December 31, 2002       1.10:1.00

          March 31, 2003          1.10:1.00
          June 30, 2003           1.10:1.00
          September 30, 2003      1.10:1.00
          December 31, 2003       1.10:1.00

          March 31, 2004          1.10:1.00
          June 30, 2004           1.10:1.00
          September 30, 2004      1.10:1.00
          December 31, 2004       1.10:1.00

          March 31, 2005          1.10:1.00

          9.09  Minimum Consolidated EBITDA.  The Borrower will not permit
                ---------------------------
Consolidated EBITDA (determined after giving effect to the proviso to the definition thereof) for any Test Period ending on the last day of any fiscal quarter of the Borrower specified below to be less than the respective amount set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended    Amount
          --------------------    ------

          June 30, 1999           $70,000,000
          September 30, 1999      $70,000,000
          December 31, 1999       $72,500,000

          March 31, 2000          $75,000,000
          June 30, 2000           $77,500,000
          September 30, 2000      $77,500,000
          December 31, 2000       $80,000,000

          March 31, 2001          $80,000,000
          June 30, 2001           $82,500,000
          September 30, 2001      $82,500,000
          December 31, 2001       $85,000,000

          March 31, 2002          $85,000,000
          June 30, 2002           $87,500,000
          September 30, 2002      $87,500,000
          December 31, 2002       $90,000,000

          March 31, 2003          $90,000,000
          June 30, 2003           $90,000,000
          September 30, 2003      $90,000,000
          December 31, 2003       $90,000,000

          March 31, 2004          $90,000,000
          June 30, 2004           $90,000,000
          September 30, 2004      $90,000,000
          December 31, 2004       $90,000,000

          March 31, 2005          $90,000,000

          9.10  Consolidated Interest Coverage Ratio.  The Borrower will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower specified below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended    Ratio
          --------------------    -----

          June 30, 1999           1.95:1.00
          September 30, 1999      1.95:1.00
          December 31, 1999       2.00:1.00

          March 31, 2000          2.10:1.00
          June 30, 2000           2.15:1.00
          September 30, 2000      2.20:1.00
          December 31, 2000       2.25:1.00

          March 31, 2001          2.30:1.00
          June 30, 2001           2.35:1.00
          September 30, 2001      2.40:1.00
          December 31, 2001       2.45:1.00

          March 31, 2002          2.50:1.00
          June 30, 2002           2.55:1.00
          September 30, 2002      2.60:1.00
          December 31, 2002       2.65:1.00

          March 31, 2003          2.65:1.00
          June 30, 2003           2.65:1.00
          September 30, 2003      2.65:1.00

          December 31, 2003       2.65:1.00

          March 31, 2004          2.65:1.00
          June 30, 2004           2.65:1.00
          September 30, 2004      2.65:1.00
          December 31, 2004       2.65:1.00

          March 31, 2005          2.65:1.00

          9.11  Adjusted Total Leverage Ratio.  The Borrower will not permit the
                -----------------------------
Adjusted Total Leverage Ratio on the last day of any fiscal quarter specified below to exceed the respective ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended    Ratio
          --------------------    -----

          June 30, 1999           5.00:1.00
          September 30, 1999      5.00:1.00
          December 31, 1999       4.75:1.00

          March 31, 2000          4.75:1.00
          June 30, 2000           4.50:1.00
          September 30, 2000      4.50:1.00
          December 31, 2000       4.25:1.00

          March 31, 2001          4.25:1.00
          June 30, 2001           4.00:1.00
          September 30, 2001      4.00:1.00
          December 31, 2001       4.00:1.00

          March 31, 2002          4.00:1.00
          June 30, 2002           3.75:1.00
          September 30, 2002      3.75:1.00
          December 31, 2002       3.75:1.00

          March 31, 2003          3.75:1.00
          June 30, 2003           3.75:1.00
          September 30, 2003      3.75:1.00
          December 31, 2003       3.75:1.00

          March 31, 2004          3.75:1.00
          June 30, 2004           3.75:1.00
          September 30, 2004      3.75:1.00
          December 31, 2004       3.75:1.00

          March 31, 2005          3.75:1.00

Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.11 shall be made on a Pro Forma Basis and (ii) in no event shall the Adjusted Total Leverage
          --- -----
Ratio be greater than the Maximum Permitted Acquisition Leverage Ratio upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted
                                              --- -----
Acquisition.

          9.12  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; Issuances of Capital Stock; etc.  The Borrower will not, and
--------------------------------------------------
will not permit any of its Subsidiaries to:

           (i) amend or modify, or permit the amendment or modification of, any provision of any Shareholder Subordinated Note, any Senior Subordinated Notes Document, any Scheduled Existing Indebtedness, any PIK Preferred Stock Document or, after the incurrence or issuance thereof, any Qualified Preferred Stock, any Disqualified Preferred Stock or Permitted Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto in a manner that could reasonably be expected to in any way be adverse to the interests of the Banks;

           (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes, any Scheduled Existing Indebtedness, any Permitted Subordinated Refinancing Indebtedness, any Permitted Subordinated Indebtedness or any PIK Preferred Stock; provided that, so long as no
                                              --------
     Default or Event of Default then exists or would result therefrom, (x) Senior Subordinated Notes may be refinanced with Permitted Subordinated Refinancing Indebtedness, (y) the Borrower may repurchase Senior Subordinated Notes on the open-market in an aggregate principal amount for all purchases made after the Original Effective Date pursuant to this clause (y) (and clause (y) of Section 9.12 of each of the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement) not to exceed $25,000,000, so long as the Adjusted Total Leverage Ratio is less than 4.00:1.00 on the last day of the Test Period most recently ended prior to the consummation of the respective repurchase (as set forth in the officer's certificate most recently delivered pursuant to Section 8.01(e)) and (z) the Borrower and its Subsidiaries may make payments and prepayments in connection with Scheduled Existing Indebtedness;

           (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 9.06(ii); or

           (iv) amend, modify or change in any way adverse to the interests of the Banks in any material respect any Tax Allocation Agreement, any Management Agreement, any

     Original Transaction Document (excluding the Original Credit Agreement), any MTI Transaction Document (excluding the First Amended and Restated Credit Agreement), any ASHS Transaction Document (excluding the Second Amended and Restated Credit Agreement), any SMT Merger Document, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any agreement entered into by it, with respect to its capital stock or other equity interest (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other equity interest which could reasonably be expected to in any way be adverse to the interests of the Banks or, in the case of any Management Agreement, which involves the payment by the Borrower or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement; provided that the foregoing clause shall not restrict the
                     --------
     ability of the Borrower and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement.

          9.13  Limitation on Issuance of Capital Stock.  (a)  The Borrower will
                ---------------------------------------
not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Stock (other than (x) the issuance of shares of PIK Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of PIK Preferred Stock and (y) Preferred Stock issued pursuant to clauses (c) and (d) below) or any options, warrants or rights to purchase Preferred Stock or (ii) any redeemable common stock unless, in either case, the issuance thereof is, and all terms thereof are, satisfactory to the Required Banks in their sole discretion.

          (b) The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law and (iv) Subsidiaries formed after the Third Restatement Effective Date pursuant to Section 9.15 may issue capital stock in accordance with the requirements of Section 9.15. All capital stock issued in accordance with this Section 9.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

          (c)  The Borrower may issue Disqualified Preferred Stock so long as
(i) no Default or Event of Default then exists or would exist immediately after giving effect to the respective issuance, (ii) the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Third Restatement Effective Date pursuant to this Section 9.13(c) shall not exceed, when combined with the aggregate principal amount of all then outstanding Indebtedness permitted by Section 9.04(j), $20,000,000, (iii) with respect to each issue of Disqualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Disqualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by the Borrower) of the assets received therefor) shall not exceed the liquidation preference thereof at the time of issuance, (iv) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08 through 9.11 for the Calculation Period most recently ended prior to the date of the respective issuance of Disqualified Preferred Stock, on a Pro Forma Basis after giving effect to the respective issuance of
  --- -----
Disqualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Disqualified Preferred Stock had been consummated on the first day of the respective Calculation Period, and (v) the Borrower shall furnish to the Administrative Agent a certificate by an Authorized Officer of the Borrower certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.13(c) and containing the pro forma calculations
                                                        --- -----
required by the preceding clause (iv).

          (d) The Borrower may issue Qualified Preferred Stock (x) in payment of regularly accruing dividends on theretofore outstanding shares of Qualified Preferred Stock as contemplated by Section 9.06(vi) and (y) so long as, with respect to each other issue of Qualified Preferred Stock, the Borrower receives reasonably equivalent consideration (as determined in good faith by the Borrower).

          9.14  Limitation on Certain Restrictions on Subsidiaries.  (a)  The
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Scheduled Existing Indebtedness, (iv) the Senior Subordinated Notes Documents, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (vi) customary provisions restricting assignment of any contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business,
(vii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (viii) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.14; provided that the restrictions applicable to the
                              --------
respective such Joint Venture are not made worse, or more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (ix) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary is permitted under this Agreement, and (x) the documentation governing Permitted Debt (other than Permitted Acquired Debt).

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly agree to any consensual encumbrance or restriction on the ability of any Non-Subsidiary Joint Venture to (x) pay dividends or make other distributions on its capital stock or other interests or participations in its profits owned by the Borrower or any Subsidiary of the Borrower or (y) make loans or advances to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Non-Subsidiary Joint Venture,
(iv) the Senior Subordinated Note Documents, (v) customary provisions restricting assignment of any contract entered into by such Non-Subsidiary Joint Venture in the ordinary course of business, (vi) normal restrictions (as determined in good faith by the Borrower) applicable to any Non-Subsidiary Joint Venture at the time of the establishment thereof (so long as not in connection with a Permitted Acquisition), (vii) restrictions applicable to any Non-Subsidiary Joint Venture existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.14; provided that the restrictions
                                          --------
applicable to the respective Non-Subsidiary Joint Venture are not made worse, or more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition and (viii) the documentation governing Permitted Debt (other than Permitted Acquired Debt).

          9.15  Limitation on the Creation of Subsidiaries and Joint Ventures.
                -------------------------------------------------------------
(a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Third Restatement Effective Date any Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of Section 9.05(l)); provided that the (A) Borrower and its Wholly-
                                  --------
Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 10 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock or other equity interests of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other equity interests, together with appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 8.12) promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Banks, such new Subsidiary takes all actions required pursuant to Section 8.11 and (B) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in preceding clause (A) shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other equity interests thereof owned by any Credit Party shall be pledged pursuant to (and to the extent required by) the Pledge Agreement. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a New Credit Party on the Third Restatement Effective Date.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Joint Ventures, except to the extent permitted by Section 9.05(l).

          9.16  Designated Senior Debt.  The Borrower shall not designate any
                ----------------------
Indebtedness as "Designated Senior Debt" or "Designated Senior Indebtedness" (as defined in the Senior Subordinated Notes Indenture or, on and after the execution and delivery thereof, any agreement relating to any Permitted Subordinated Indebtedness or Permitted Subordinated Refinancing Indebtedness, as applicable) other than the Obligations and the obligations of the Credit Parties under the other Credit Documents.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each, an "Event of Default"):

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in Sections 8.01(f)(i), 8.10, 8.13, 8.14 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

          10.04  Default Under Other Agreements.  (a)  The Borrower or any of
                 ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to
         --------
clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $4,500,000 at any one time; or

          10.05  Bankruptcy, etc.  The Borrower or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of the Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section

4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  (a)  Any Security Document shall cease to
                 ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          10.08  Subsidiaries Guaranty.  The Subsidiaries Guaranty or any
                 ---------------------
provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $4,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          10.10  Ownership.  A Change of Control Event shall have occurred;
                 ---------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Bank to enforce its claims against any Subsidiary Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that
                                                                 --------
if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any RL Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.

          SECTION 11.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquired Person" shall have the meaning provided in the definition of Permitted Acquisition.

          "Additional Revolver Refinancing" shall mean the repayment of Revolving Loans within 3 Business Days following the Third Restatement Effective Date in accordance with the requirements of Section 8.18.

          "Additional Security Documents" shall have the meaning provided in
Section 8.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates", published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual
                                          ----
assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of
                                        ----
the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less all net non-cash gains included in
                                        ----
arriving at Consolidated Net Income for such period; provided that gains or
                                                     --------
losses from sales of assets (other than sales of inventory in the ordinary course of business) shall be excluded to the extent same would otherwise be included in Adjusted Consolidated Net Income for the respective period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.
             ----

          "Adjusted Excess Cash Flow" shall mean, for any period, the remainder of (i) Excess Cash Flow minus (ii) the product of (I) the aggregate amount of
                        -----
principal repayments of Loans to the extent (and only to the extent) that such repayments were (x) required as a result of a Scheduled Commitment Reduction under Section 3.03 or a Scheduled Repayment under Section 4.02 or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in a case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment) during such period multiplied by (II) (x) at any time the Applicable Excess Cash
                   ----------
Flow Percentage then in effect is equal to 75%, 4/3 and (y) at any time the Applicable Excess Cash Flow Percentage then is effect is equal to 50%, 2.

          "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists, (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RL Percentage shall change upon the
--------
occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus
(iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Senior Leverage Ratio" shall mean the Adjusted Total Leverage Ratio, except that references to "Consolidated Debt" and "Adjusted Total Leverage Ratio" therein shall instead be references to "Consolidated Senior Debt" and "Adjusted Senior Leverage Ratio", respectively.

          "Adjusted Total Leverage Ratio" shall mean, on any date, the ratio of
(i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date (determined after giving effect to the proviso to the definition of Consolidated EBITDA contained herein). All calculations of the Adjusted Total Leverage Ratio shall be made on a Pro Forma Basis, with determinations of Adjusted Total Leverage Ratio to give
  --- -----
effect to all adjustments (including, without limitation, those specified in clause (v)) contained in the definition of "Pro Forma Basis" contained herein.
                                            --- -----

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of
                                ----
all Defaulting Banks.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

          "Affected Loans" shall have the meaning provided in Section 4.02(i).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person; provided, however, that for purposes of Section 9.07,
                          --------  -------
an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such Person.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Apollo Group" shall mean Apollo Advisors, L.P., Apollo Investment Fund, L.P., Apollo Management, L.P., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (U.K.) Partners III, L.P., AIF II, L.P., and Apollo Advisors II, L.P., all Delaware limited partnerships (except that Apollo (U.K.) Partners III, L.P. is a limited partnership organized under the laws of England).

          "Apollo/Alliance Management Agreement" shall mean the consulting agreement, dated December 18, 1997, between Apollo Advisors, L.P. and the Borrower, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Apollo/SMT Management Agreement" shall mean the consulting agreement, dated as of August 6, 1997, between Apollo Advisors, L.P. and SMT, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Applicable RL Commitment Fee Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%; provided that if at any time the
                                         --------
Interest Reduction Discount then in effect with respect to Revolving Loans is
(i) greater than or equal to 3/8 of 1% but less than 1%, then the Applicable RL Commitment Fee Percentage shall instead be 3/8 of 1% and (ii) 1% or greater, then the Applicable RL Commitment Fee Percentage shall instead be 1/4 of 1%.

          "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Flow Payment Date, 75%; provided that so long as no Default or
                                        --------
Event of Default is then in existence, if on the last day of the relevant Excess Cash Flow Payment Period, the Adjusted Total Leverage Ratio for the Test Period then most recently ended is less than 4.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 50%.

          "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Revolving Loans (x) maintained as Base Rate Loans, 1.25% less the
                                                                     ----
then applicable Interest Reduction Discount and (y) maintained as Eurodollar Loans, 2.25% less the then applicable Interest Reduction Discount, (ii) in the
             ----
case of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans (x) maintained as Base Rate Loans, 1.50% less the then applicable Interest Reduction
                                     ----
Discount and (y) maintained as Eurodollar Loans, 2.50% less the then applicable
                                                       ----
Interest Reduction Discount and (iii) in the case of Tranche D Term Loans (x) maintained as Base Rate Loans, 1.75% and (y) maintained as Eurodollar Loans, 2.75%.

          "Applicable Prepayment Percentage" shall mean, at any time, (i) for purposes of Sections 4.02(c) and 4.02(d), 100%, provided that if at any time the
                                                --------
Adjusted Total Leverage Ratio is less than 4.00 to 1.00, the Applicable Prepayment Percentage shall instead be 75% and (ii) for purposes of Section 4.02(e), 50%, provided that if at any time the Adjusted Total Leverage Ratio is
              --------
less than 4.00 to 1.00, the Applicable Prepayment Percentage shall instead be 0%. Notwithstanding anything to the contrary in this definition, at any time a Default or Event of Default is then in existence, the Applicable Prepayment Percentage for purposes of (x) Section 4.02(c) and (d) shall be 100% and (y)
Section 4.02(e) shall be 50%.

          "ASHS" shall mean American Shared Hospital Services, a California corporation.

          "ASHS Acquired Subsidiaries" shall mean, collectively, CT Sub and M Partnership.

          "ASHS Acquired Subsidiary Refinanced Indebtedness" shall have the meaning provided in Section 5B.08 of the Second Amended and Restated Credit Agreement.

          "ASHS Acquired Subsidiaries Refinancing" shall mean the refinancing of the ASHS Acquired Subsidiary Refinanced Indebtedness in accordance with the provisions of Section 5B.08 of the Second Amended and Restated Credit Agreement.

          "ASHS Acquired Subsidiaries Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the ASHS Acquired Subsidiaries Refinancing.

          "ASHS Acquisition" shall mean (i) the purchase by Embarcadero I of all of the outstanding capital stock of CT Sub from ASHS and (ii) the purchase by Embarcadero II of all of the partnership interests in M Partnership from MMRI, in each case pursuant to and in accordance with the terms of the ASHS Acquisition Agreement.

          "ASHS Acquisition Agreement" shall mean the Securities Purchase Agreement, dated as of March 12, 1998, among the Borrower, Embarcadero I, Embarcadero II, ASHS and MMRI, as amended by the First Amendment thereto and as in effect on the Second Restatement Effective Date and as the same may be further amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "ASHS Acquisition Date" shall mean the date of the consummation of the ASHS Acquisition.

          "ASHS Acquisition Documents" shall mean the ASHS Acquisition Agreement and all other agreements, instruments and documents entered into or delivered in connection with the ASHS Acquisition.

          "ASHS Transaction" shall mean, collectively, (i) the Revolver Refinancing, (ii) the amendment and restatement of the First Amended and Restated Credit Agreement in the form of the Second Amended and Restated Credit Agreement as provided therein, (iii) the ASHS Acquisition, (iv) the consummation of the ASHS Acquired Subsidiaries Refinancing, (v) the incurrence of all Loans under, and as defined in, the Second Amended and Restated Credit Agreement on the Second Restatement Effective Date and the ASHS Acquisition Date and (vi) the payment of fees and expenses in connection with the foregoing.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) dispositions or transfers arising out of, or in connection with, the events described in clauses
(i) and (ii) of the definition of Recovery Event,

(iii) any sale or other disposition of assets pursuant to a Permitted Sale-Leaseback Transaction effected in accordance with the definition thereof and the requirements of Section 9.02(k), and (iv) other sales and dispositions that generate Net Sale Proceeds of less than $750,000 in the aggregate in any fiscal year of the Borrower.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, and delivering financial information and officer's certificates pursuant to this Agreement, the chief operating officer, any treasurer or other financial officer of the Borrower and (ii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

          "Available JV Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $25,000,000 minus (ii) the aggregate amount of
                                              -----
Investments made (including for such purpose the fair market value of any Healthcare Unit contributed to any Joint Venture (as determined in good faith by senior management of the Borrower), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 9.05(l) after the Third Restatement Effective Date (and Section 9.05(l) of each of the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement after the Original Effective
Date) minus (iii) the aggregate amount of Indebtedness or other obligations
      -----
(whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture) is liable, minus (iv) all payments made by the
                                         -----
Borrower or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Original Effective Date, plus (v) the amount
                                                           ----
of any increase to the Available JV Basket Amount made after the Original Effective Date in accordance with the provisions of Section 9.05(l) and Section 9.05(l) of each of the Original Credit Agreement, the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement. In connection with the foregoing, it is understood and agreed that the acquisition of an Acquired Person which has ownership interests in one or more Joint Ventures, pursuant to a Permitted Acquisition effected in accordance with the relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to Section 9.05(l) and the Available JV Basket Amount shall not be reduced as a result of the payment of consideration owing to effect the Permitted Acquisition (although the Available JV Basket Amount would be affected to the extent preceding clauses (iii) or (iv) apply with respect to the Joint Venture so acquired or to the extent additional Investments are made in the respective Joint Venture pursuant to Section 9.05(l)).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
Section 1.01(b), 1.01(d) or 2.03, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (z) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower Common Stock" shall have the meaning provided in Section
7.13.

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Banks having Commitments (and/or outstanding Loans) with respect to such Tranche on a pro
                                                                         ---
rata basis on a given date (or resulting from conversions on a given date),
----
having in the case of Eurodollar Loans the same Interest Period; provided, that
                                                                 --------
Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

          "Calculation Period" shall have the meaning provided in Section 8.14.

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P's or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (ii), (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

          "Change of Control Event" shall mean, (I) at any time prior to the consummation of a Qualified IPO, (a) Apollo Group and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in the Borrower's capital stock (for such purposes, excluding the PIK Preferred Stock and any Qualified Preferred Stock and any Disqualified Preferred Stock, in each case to the extent same is not Voting Stock) or (b) Apollo Group and its Affiliates, together with the Management Participants and other investors which own shares of Borrower Common Stock on the Original Effective Date, shall cease to own on a fully diluted basis in the aggregate at least a majority of the outstanding Voting Stock of the Borrower or
(c) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Original Effective Date), other than the Permitted Holders, shall (A) have acquired, directly or indirectly, beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (d) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (e) a "change of control" or similar event shall occur as provided in the

Senior Subordinated Notes Indenture or in any Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000 or (II) at any time after a Qualified IPO,
(a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Original Effective Date), other than the Permitted Holders, shall have acquired, directly or indirectly, beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock and Apollo Group and its Affiliates shall own less than such Person or "group" on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (b) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (c) a "change of control" or similar event shall occur as provided in the Senior Subordinated Notes Indenture or in any Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.13.

          "Commitment" shall mean any of the commitments of any Bank, i.e.,
                                                                      ----
whether a Tranche D Term Loan Commitment or Revolving Loan Commitment.

          "Common Equity Issuance" shall have the meaning provided in the Original Credit Agreement.

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes, restructuring costs or reserves, litigation costs or reserves and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (iii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other than the Borrower or any of
                               ----
its Subsidiaries) of the type referred to in preceding clauses (i) and (ii) of this definition; provided that for purposes of this definition, (i) the amount
                 --------
of Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (ii) any Disqualified Preferred Stock of the Borrower and any Preferred Stock of any of its Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt and (iii) without duplication of amounts already included in Consolidated Debt, Consolidated Debt at any time shall be adjusted by adding thereto the amount of Total Non-Consolidated Joint Venture Debt at such time.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries, determined on a consolidated basis, before Consolidated Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all amortization and depreciation and other non-cash items and (ii) any management fees and consulting fees paid pursuant to, and in accordance with the requirements of, clauses (iii) and (vi) of Section 9.07, and clauses (iii), (vi) and (vii) of
Section 9.07 of the Second Amended and Restated Credit Agreement during such period, in each case that were deducted in arriving at Consolidated EBIT for such period; provided that (x) without duplication of amounts already included
             --------
in Consolidated EBITDA, Consolidated EBITDA for any period shall be adjusted by adding thereto the amount of Total Non-Consolidated Joint Venture EBITDA for the respective period and (y) for purposes of any determination of compliance with the financial covenants contained in Sections 9.08 through 9.11, inclusive, or any determination of the Adjusted Total Leverage Ratio, the Adjusted Senior Leverage Ratio or the Total Leverage Ratio elsewhere in this Agreement, Consolidated EBITDA for any Test Period shall mean the product of (x) Consolidated EBITDA for the two most recent fiscal quarters ended during such Test Period multiplied by (y) 2. Notwithstanding anything to the contrary
            ----------
contained above, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Third Restatement Effective Date, Consolidated EBITDA for all portions of such period occurring prior to the Third Restatement Effective Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Consolidated EBITDA (determined after giving effect to the proviso to the definition thereof) for such period to (y) Consolidated Fixed Charges for such period. Subject to the definition of Test Period, all calculations of the Consolidated Fixed Charge Coverage Ratio shall be made on a Pro Forma Basis, with determinations of the Consolidated Fixed Charge Coverage
--- -----
Ratio to give effect to all adjustments (including, without limitation, those specified in clause (v)) contained in the definition of "Pro Forma Basis"
                                                         --- -----
contained herein.

          "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures (x) made with the proceeds or credits from equipment exchanges, asset sales or insurance proceeds from any Recovery Event to the extent such proceeds are not required to be applied by the Borrower as a mandatory repayment pursuant to Section 4.02(c) or (f), as the case may be, and (y) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.02(h)) and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding payments pursuant to the Original Refinancing, the MTI Refinancing, the Revolver Refinancing, the ASHS Acquired Subsidiaries Refinancing, the Additional Revolver Refinancing and the SMT Refinancing and the principal component of any Capitalized Lease Obligation to the extent the Capital Expenditures financed pursuant to such Capitalized Lease Obligation were made after the Original Effective Date and were included in the determination of Consolidated Fixed Charges in a prior period) of the Borrower and its Subsidiaries for such period (as determined on the first day of the respective period). Notwithstanding anything to the contrary contained above, to the extent Consolidated Fixed Charges are to be determined for any Test Period which ends prior to the first anniversary of the Third Restatement Effective Date, Consolidated Fixed Charges for all portions of such period occurring prior to the Third Restatement Effective Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA (determined after giving effect to the proviso to the definition thereof) to Consolidated Interest Expense for such period. Subject to the definition of Test Period, all calculations of the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis, with determinations
                                           --- -----
of the Consolidated Interest Coverage Ratio to give effect to all adjustments (including, without limitation, those specified in clause (v)) contained in the definition of "Pro Forma Basis" contained herein.
               --- -----

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of
----
the Borrower and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus (ii) the product of (x) the
                                          ----
amount of
all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of the Borrower and on any Preferred Stock of any of its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the Borrower as reflected in the audited consolidated financial statements of the Borrower for its most recently completed fiscal year, which amounts described in preceding clause (ii) shall be treated as interest expense of the Borrower and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of the Borrower and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs or of any costs in respect of any Interest Rate Protection Agreement. Notwithstanding anything to the contrary contained above, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Third Restatement Effective Date, Consolidated Interest Expense for all portions of such period occurring prior to the Third Restatement Effective Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Net Income" shall mean, for any period, the net after tax income of the Borrower and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary or non-recurring gains or losses to the extent not related to the continuing operations of the Borrower and its Subsidiaries, any other non-cash expenses incurred or payments made in connection with the Original Transaction, the MTI Transaction, the ASHS Transaction and the Transaction, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies in the ordinary course of business) by the Borrower and its Subsidiaries; provided that the following
                                                --------
items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income or net losses of any Person in which any Person or Persons other than the Borrower and its Wholly-Owned Subsidiaries has an equity interest or interests, to the extent of such equity interests held by Persons other than the Borrower and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro
                                                                          ---
Forma Basis, the net income (or loss) of any Person accrued prior to the date it
-----
becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          "Consolidated Senior Debt" shall mean at any time (x) Consolidated Debt less (y) the sum of (i) the aggregate outstanding principal amount of the Senior Subordinated Notes at such time, (ii) the aggregate principal amount of all other subordinated debt incurred pursuant to Sections 9.04(f), (j) and (k) and outstanding at such time and otherwise included in Consolidated Debt and
(iii) the aggregate liquidation preference of all Disqualified Preferred Stock issued pursuant to Section 9.13(c) and otherwise included in Consolidated Debt.

          "Consolidated Subsidiary" shall mean each Subsidiary of the Borrower the financial results of which are consolidated with those of the Borrower, in accordance with GAAP, for financial reporting purposes.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Original Effective Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Subsidiaries Guaranty and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "CT Sub" shall mean CuraCare, Inc., a Delaware corporation and, prior to the ASHS Acquisition Date, a Wholly-Owned Subsidiary of ASHS.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Disqualified Preferred Stock" shall mean any Preferred Stock of the Borrower other than (x) Qualified Preferred Stock and (y) at any time prior to the PIK Trigger Date, PIK Preferred Stock. Notwithstanding anything to the contrary contained above in this definition,

PIK Preferred Stock shall be deemed to be Disqualified Preferred Stock for all purposes of this Agreement (other than for purposes of Section 9.04(j) and 9.13(c)) at all times on and after the PIK Trigger Date.

          "Dividend" shall have the meaning provided in Section 9.06.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Original Transaction Documents, (iii) the MTI Transaction Documents, (iv) the ASHS Acquisition Documents, (v) the ASHS Acquired Subsidiaries Refinancing Documents, (vi) the SMT Merger Documents, (vii) the SMT Refinancing Documents and (viii) all other documents, agreements and instruments executed in connection with the Transaction.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

          "Effective Date" shall mean the Original Effective Date.

          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual).

          "Embarcadero I" shall mean Embarcadero Holding Corp. I, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower on the Second Restatement Effective Date.

          "Embarcadero II" shall mean Embarcadero Holding Corp. II, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower on the Second Restatement Effective Date.

          "Employee Benefit Plans" shall have the meaning set forth in Section 5.13.

          "Employment Agreements" shall have the meaning set forth in Section 5.13.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, (ii) without duplication of amounts already included in Adjusted Consolidated Net Income, the Total Non-Consolidated Joint Venture EBITDA for such period and (iii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital
                             -----
Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period, except to the extent financed with the proceeds of Indebtedness (other than the proceeds of Loans) or pursuant to Capitalized Lease Obligations or with proceeds of asset sales, asset trade-ins or insurance, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repay-ment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments pursuant to the Original Refinancing, the MTI Refinancing, the ASHS Acquired Subsidiaries Refinancing and the SMT Refinancing, (2) payments with proceeds of asset sales, (3) payments with the proceeds of Indebtedness or equity and (4) payments of Loans or other Obligations) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) without duplication of amounts deducted in the preceding clauses
(b)(i), (ii) and (iii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with Indebtedness.

          "Excess Cash Flow Payment Date" shall mean the date occurring 120 days after the last day of a fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1998).

          "Excess Cash Flow Payment Period" shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

          "Excluded Subsidiary" shall mean and include Epic/Alliance of Texas Inc., Alliance Resonancia Magnetica S.A. de C.V., MTHS Corporation and Mobile Technology-Canada, Inc.

          "Existing Bank" shall mean each Person which was a Bank under, and as defined in, the Second Amended and Restated Credit Agreement.

          "Existing Indebtedness" shall have the meaning provided in Section
5.10.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.

          "Existing Letter of Credit" shall have the meaning provided in Section 2.01(e).

          "Existing RL Bank" shall mean each Bank under, and as defined in, the Second Amended and Restated Credit Agreement with outstanding Existing Revolving Loans on the Third Restatement Effective Date (immediately prior to giving effect thereto).

          "Existing Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Second Amended and Restated Credit Agreement.

          "Existing SMT Credit Agreement" shall mean the Credit Agreement, dated as of August 5, 1997, among Three Rivers Holding Corp., SMT, various lending institutions and Bankers Trust Company, as Agent, as in effect on the Third Restatement Effective Date.

          "Existing Tranche A Term Loan Bank" shall mean each Bank under, and as defined in, the Second Amended and Restated Credit Agreement with outstanding Existing Tranche A Term Loans on the Third Restatement Effective Date (immediately prior to giving effect thereto).

          "Existing Tranche A Term Loans" shall mean the "Tranche A Term Loans" under, and as defined in, the Second Amended and Restated Credit Agreement.

          "Existing Tranche B Term Loan Bank" shall mean each Bank under, and as defined in, the Second Amended and Restated Credit Agreement with outstanding Existing Tranche B Term Loans on the Third Restatement Effective Date (immediately prior to giving effect thereto).

          "Existing Tranche B Term Loans" shall mean the "Tranche B Term Loans" under, and as defined in, the Second Amended and Restated Credit Agreement.

          "Existing Tranche C Term Loan Bank" shall mean each Bank under, and as defined in, the Second Amended and Restated Credit Agreement with outstanding Existing Tranche C Term Loans on the Third Restatement Effective Date (immediately prior to giving effect thereto).

          "Existing Tranche C Term Loans" shall mean the "Tranche C Term Loans" under, and as defined in, the Second Amended and Restated Credit Agreement.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "First Amended and Restated Credit Agreement" shall mean the Credit Agreement, dated as of December 18, 1997 and amended and restated as of March 12, 1998, among the Borrower, certain lenders and Bankers Trust Company, as Administrative Agent, as in effect on the Second Restatement Effective Date (immediately prior to giving effect thereto).

          "First Restatement Effective Date" shall mean the Restatement Effective Date under, and as defined in, the First Amended and Restated Credit Agreement.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect.

          "Healthcare Unit" shall mean any of the following: (i) a magnetic resonance imaging machine, (ii) a computer assisted tomography machine (CAT Scanner), (iii) a SPECT machine, (iv) a lithotripsy machine and (v) any other capital-intensive healthcare or diagnostic device used in connection with a Permitted Business, together with any computer and all attachments, software and related equipment (including any related vehicles, buildings or leasehold improvements) required in connection with the operation, transport, housing or storage of any of the foregoing.

          "Healthcare Unit Replacement" shall mean the exchange, sale or other disposition of a Healthcare Unit, which, in the reasonable opinion of the Borrower, is obsolete, uneconomic, or no longer useful in the conduct of the Borrower's or any of its Subsidiaries' business or otherwise requires upgrading, the purpose of which exchange, sale or other disposition is to acquire (and has resulted within 180 days prior to such exchange, sale or disposition, or will result within 180 days following such exchange, sale or disposition, in the acquisition of) a replacement Healthcare Unit.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                               ----
obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person,

provided that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their respective businesses.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(f).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period", with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean zero; provided, that from and
                                                         --------
after the first day of any Margin Reduction Period (the "Start Date") occurring after the last day of the first fiscal quarter of the Borrower ended after the Original Effective Date to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be (1) for all purposes of determining interest with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth in clause (A), (B), (C),
(D), (E) or (F) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, of the Borrower ended immediately prior to such Start Date (the "Test Date") the conditions in clause (A), (B),
(C), (D), (E) or (F) below are met:

          (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.50:1.00 and the conditions set forth in none of clauses (B), (C),
(D), (E) and (F) below are satisfied;

          (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.25:1.00 and the conditions set forth in none of clauses (C), (D),
(E) and (F) below are satisfied;

          (C) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and the conditions set forth in none of clauses (D), (E) and (F) below are satisfied;

          (D) 3/4 of 1% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and the conditions set forth in neither clause (E) nor
(F) below are satisfied;

          (E) 1% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00 and the conditions set forth in clause (F) below are not satisfied; or

          (F) 1-1/4% if, but only if, as of the Test Date for such Start Date the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.50:1.00,

or (2) for all purposes of determining interest with respect to Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, 1/4 of 1% if, but only if, as of the Test Date most recently ended prior to such Start Date, the Total Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00.

The Total Leverage Ratio shall be determined for the relevant Test Period, in each case taken as one accounting period, by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 8.01(e), which certificate shall set forth the calculation of the Total Leverage Ratio and the Interest Reduction Discount which shall thereafter be applicable (until the same is changed or ceases to apply in accordance with the following sentences). The Interest Reduction Discount as so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Administrative Agent (or the 90th day, if such fiscal quarter is the first fiscal quarter of any fiscal year of the Borrower). Notwithstanding anything to the contrary contained above in this definition (and subject to the following sentence), the Interest Reduction Discount for the purposes of determining interest with respect to all Loans for the period from the Third Restatement Effective Date to but excluding the date of delivery (or required delivery) of the first set of financial statements pursuant to Section 8.01(b) after the Third Restatement Effective Date shall be deemed to be 1/4 of 1%. Notwithstanding anything to the contrary contained above, the Interest Reduction Discount shall be zero (i) if no officer's certificate has been delivered by the Borrower to the Banks pursuant to Section 8.01(e) which sets forth the Total Leverage Ratio for the relevant Test Period or the financial statements upon which any such calculations are based have not been delivered pursuant to Section 8.01(b) or (c), as applicable, until such a certificate and/or financial statements are delivered and (ii) at all times when there shall exist a Default or Event of Default. It is understood and agreed that the Interest Reduction Discount as provided above shall in no event be cumulative and only the Interest Reduction Discount available pursuant to (x) in the case of Revolving Loans and Swingline Loans, clause (1)(A), (B), (C), (D),
(E), or (F) if any, contained in this definition shall be applicable or (y) in the case of Term Loans (other than Tranche D Term Loans), clause (2) contained in this definition shall be applicable.

          "Investment" shall have the meaning provided in the preamble to
Section 9.05.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo and any other Bank which, at the request of the Borrower and with the consent of the Administrative Agent, agrees in such Bank's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuer on the Third Restatement Effective Date is BTCo.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Tranche D Term Loan, each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section
5.13.

          "Management Participants" shall mean certain members of management of the Borrower previously identified and satisfactory to the Administrative Agent.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c), as the case may be, and
(ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, it being understood that the first Margin Reduction Period shall commence on the date of delivery of the first set of financial statements pursuant to Section 8.01(b) after the Third Restatement Effective Date.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole and (ii) in the case of any condition precedent or representation or warranty to be satisfied or made, as the case may be, herein or in any other Credit Document on the Third Restatement Effective Date, SMT and its Subsidiaries.

          "Material Contracts" shall have the meaning provided in Section 5.13.

          "Maturity Date", with respect to any Tranche of Loans, shall mean the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche C Term Loan Maturity Date, the Tranche D Term Loan Maturity Date, or the Revolving Loan Maturity Date, as the case may be.

          "Maximum Permitted Acquisition Leverage Ratio" shall mean, at any time, the maximum Adjusted Total Leverage Ratio which may exist pursuant to
Section 9.11 without giving rise to a Default or Event of Default at such time, adjusted by reducing the ratio appearing in such maximum Adjusted Total Leverage Ratio by 0.25.

          "Maximum Swingline Amount" shall mean $2,500,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, (ii) for Term Loans, $5,000,000, and (iii) for Swingline Loans, $500,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "MMRI" shall mean MMRI, Inc., a California corporation and a Wholly-Owned Subsidiary of ASHS.

          "M Partnership" shall mean American Shared-CuraCare, a California general partnership and, prior to the ASHS Acquisition Date, a Wholly-Owned Subsidiary of MMRI.

          "MTI" shall mean Mobile Technology Inc., a Delaware corporation.

          "MTI Refinancing" shall have the meaning provided in the First Amended and Restated Credit Agreement.

          "MTI Transaction" shall mean the "Transaction", as defined in the First Amended and Restated Credit Agreement.

          "MTI Transaction Documents" shall mean the Documents under, and as defined in, the First Amended and Restated Credit Agreement.

          "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to
Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that
                                                        --------  -------
such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments) (to the extent the Borrower delivers to the Banks a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by the Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

          "New Bank" shall mean each Person listed on Schedule I that is not an Existing Bank.

          "New Credit Party" shall mean each Credit Party that was not a Credit Party (as defined in the Second Amended and Restated Credit Agreement) on the Second Restatement Effective Date.

          "New Pro Forma Balance Sheet" shall have the meaning provided in
               --- -----
Section 5.16.

          "Non-Consolidated Joint Venture" shall mean any Joint Venture which is not a Consolidated Subsidiary of the Borrower.

          "Non-Consolidated Joint Venture Debt" shall mean, for each Non-Consolidated Joint Venture at any time, the Proportionate Share of the increase (or decrease) to Consolidated Debt at such time which would have resulted if the respective Joint Venture had instead been a Wholly-Owned Subsidiary of the Borrower at such time.

          "Non-Consolidated Joint Venture EBITDA" shall mean, for each Non-Consolidated Joint Venture for any period, the Proportionate Share of the increase (or decrease) to Consolidated EBITDA for such period which would have occurred if the respective Joint Venture had instead been a Wholly-Owned Subsidiary of the Borrower during such period (or, if shorter, that portion of such period during which the respective Non-Consolidated Joint Venture was a Non-Consolidated Joint Venture). Notwithstanding anything to the contrary contained above, for purposes of any determination of Non-Consolidated Joint Venture EBITDA used in a computation of Total Non-Consolidated Joint Venture EBITDA for purposes of the definition of Excess Cash Flow, (A) if Non-Consolidated Joint Venture EBITDA for the respective period, as determined pursuant to the immediately preceding sentence, is positive, the amount thereof for such purposes shall be limited to the lesser of (x) the amount determined pursuant to the immediately preceding sentence and (y) the amount of cash actually distributed during the respective period by such Non-Consolidated Joint Venture to the Borrower or its Wholly-Owned Subsidiaries and (B) if Non-Consolidated Joint Venture EBITDA for the respective period is negative, such negative amount shall be included for such purposes, but only to the extent the aggregate of all negative amounts so included (for the respective period and all prior periods occurring after the Original Effective Date) does not exceed the aggregate amount theretofore invested by the Borrower and its Subsidiaries in the respective Non-Consolidated Joint Venture; provided that preceding clause
                                               --------
(B) shall not be applicable to any Non-Consolidated Joint Venture acquired pursuant to a Permitted Acquisition.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Non-Subsidiary Joint Venture" shall mean each Joint Venture which is not a Subsidiary of the Borrower.

          "Non-Wholly Owned Entity" shall have the meaning provided in the definition of Permitted Acquisition.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Tranche D Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to either Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Credit Agreement" shall mean the Credit Agreement, dated as of December 18, 1997, among the Borrower, certain lenders and Bankers Trust Company, as Agent, as in effect on the First Restatement Effective Date (immediately prior to giving effect thereto).

          "Original Effective Date" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

          "Original Pro Forma Balance Sheet" shall mean the ASHS Acquisition Pro
                    --- -----                                                ---
Forma Balance Sheet, as defined in the Second Amended and Restated Credit
-----
Agreement.

          "Original Refinancing" shall mean the "Refinancing", as defined in the Original Credit Agreement.

          "Original Transaction" shall mean the "Transaction", as defined in the Original Credit Agreement.

          "Original Transaction Documents" shall mean the Documents under, and as defined in, the Original Credit Agreement.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall have the meaning set forth in Section 9.04(d).

          "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other equity interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower or such Wholly-Owned Domestic Subsidiary, provided that (A) the consideration paid by
                                  --------
the Borrower or such Wholly-Owned Domestic Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of the Borrower Common Stock, the issuance of any Qualified Preferred Stock or Disqualified Preferred Stock otherwise permitted in Section 9.13, the issuance of Indebtedness otherwise permitted in Section 9.04 (including Permitted Subordinated Indebtedness) and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either (x) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Acquired Person and its Subsidiaries taken as a whole, is in the United States, (D) the assets acquired, or the business of the Acquired Person, shall be in a Permitted Business and (E) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Banks agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Acquisition Additional Cost-Savings" shall mean, in connection with each Permitted Acquisition, those demonstrable cost-savings adjustments (in each case not included pursuant to clause (iii) or (iv) of the definition of Pro Forma Basis contained herein) reasonably anticipated by the
              --- -----
Borrower to be achieved in connection with such Permitted Acquisition for the 12 month period following the consummation of such Permitted Acquisition, which cost-savings adjustments shall be estimated on a good faith basis by the Borrower and, if requested by either Agent, be verified by a nationally recognized accounting firm or as otherwise agreed to by such Agent.

          "Permitted Business" shall mean the magnetic resonance imaging business conducted by the Borrower and its Subsidiaries on the Third Restatement Effective Date, any imaging or other healthcare services business, the provision of equipment and services to hospitals and other healthcare providers and reasonable extensions of the foregoing.

          "Permitted Debt" shall mean and include Permitted Acquired Debt, Permitted Subordinated Refinancing Indebtedness and Permitted Subordinated Indebtedness.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Holders" shall mean Apollo Group and its Affiliates and the Management Participants.

          "Permitted Liens" shall have the meaning provided in Section 9.03.

          "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of any Healthcare Unit first acquired by the Borrower or such Subsidiary after the Original Effective Date which Healthcare Unit is then leased back to the Borrower or such Subsidiary, provided that (i)
                                                             --------
the proceeds of the respective sale shall be entirely cash and in an amount at least equal to 85% of the aggregate amount expended by the Borrower or such Subsidiary in so acquiring such Healthcare Unit, (ii) such sale and leaseback are effected within 90 days of the acquisition by the Borrower or such Subsidiary of such Healthcare Unit, and (iii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(k).

          "Permitted Subordinated Indebtedness" shall mean subordinated Indebtedness of the Borrower incurred in connection with a Permitted Acquisition and in accordance with Section 8.14, which Permitted Subordinated Indebtedness and all terms and conditions thereof (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided
                                                                        --------
that in any event, unless the Required Banks otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by the Borrower or any of its Subsidiaries and (ii) no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permitted Subordinated Refinancing Indebtedness" shall mean Indebtedness of the Borrower issued or given in exchange for, or the proceeds of which are used to refinance, the Senior Subordinated Notes, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (b) such refinancing does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or (ii) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes, (c) such Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions as those contained in the Senior Subordinated Notes Documents, and (d) all other terms of such refinancing (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the Borrower than those previously existing with respect to the Senior Subordinated Notes.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "PIK Preferred Stock" shall mean the pay-in-kind Preferred Stock of the Borrower, $.01 par value per share, issued pursuant to the PIK Preferred Stock Documents.

          "PIK Preferred Stock Documents" shall mean the documents executed and delivered with respect to the PIK Preferred Stock on the Original Effective Date.

          "PIK Trigger Date" shall mean the later to occur of (x) December 18, 2002 and (y) if prior to December 18, 2002 the PIK Preferred Stock Documents have been amended in such a manner that the PIK Preferred Stock (as so amended) satisfies all of the requirements of Qualified Preferred Stock contained in the definition thereof, such date on which the PIK Preferred Stock ceases to satisfy the requirements of Qualified Preferred Stock contained in the definition thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.11(a).

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Post-Closing Period" shall have the meaning provided in Section 8.14(a).

          "Preferred Stock", as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and Disqualified Preferred Stock.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, in connection with any calculation of
           --- -----
compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (v) if the relevant period to be tested includes any period prior to the Second Restatement Effective Date, the consummation of the ASHS Transaction (other than the ASHS Acquisition and the ASHS Acquired Subsidiaries Refinancing) as if the same had occurred on the first day of such period, (w) if the relevant period to be tested includes any period prior to the Third Restatement Effective Date, the consummation of the Transaction as if the same had occurred on the first day of such period, (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction, the MTI Transaction, the ASHS Transaction or the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

           (i) all Indebtedness and Preferred Stock (other than Qualified Preferred Stock of the Borrower) (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction, the MTI Transaction, the ASHS Transaction or the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv)) and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv));

           (ii) all Indebtedness or Preferred Stock (other than Qualified Preferred Stock of the Borrower) assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrued dividends, as the case may be, at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section
     --------
     8.14(a)(iv), all Indebtedness or Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

           (iii)  in making any determination of Consolidated EBITDA, pro forma
                                                                      --- -----
     effect shall be given to any Permitted Acquisition consummated after the first day of the respective period being tested, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of such Permitted Acquisition, demonstrable cost savings actually achieved simultaneously with, or within the one year period following, the closing of the respective Permitted Acquisition, which cost savings would be permitted to be recognized in pro forma statements
                                                    --- -----
     prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period;

           (iv) without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the relevant period being tested, pro forma effect shall be given to the termination or
                          --- -----
     replacement of operating leases with Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period; and

           (v) in making any determination of Consolidated EBITDA for purposes of any calculation of the Adjusted Total Leverage Ratio, the Adjusted Senior Leverage Ratio, the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio only, (x) for any Permitted Acquisition which occurred during the last two fiscal quarters comprising the respective Test Period (and, in the case of Section 8.14, thereafter and on or prior to the relevant date of determination), there shall be added to Consolidated EBITDA the amount of Permitted Acquisition Additional Cost Savings, determined in accordance with the definition thereof contained herein, expected to be realized with respect to such Permitted Acquisition, (y) for any Permitted Acquisition effected in the second fiscal quarter of the respective Test Period (it being understood and agreed that such fiscal quarter shall not be directly included in the determination of Consolidated EBITDA, by virtue of the proviso to the definition thereof), the Consolidated EBITDA shall be increased by 50% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition and (z) for any Permitted Acquisition effected in the first fiscal quarter of the respective Test Period (it being understood and agreed that such fiscal quarter will not be directly included in the determination of Consolidated EBITDA by virtue of the proviso to the definition thereof), the Consolidated EBITDA shall be increased by 25% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition; provided that the aggregate additions to Consolidated EBITDA, for any
     --------
     period being tested, pursuant to this clause (v) shall not exceed 15% of the amount which would have been Consolidated EBITDA in the absence of the adjustment pursuant to this clause (v).

Notwithstanding anything to the contrary contained above, (x) for purposes of Sections 9.08, 9.10 and 9.11, and for purposes of all determinations of the Interest Reduction Discount, pro forma effect (as otherwise provided above)
                             --- -----
shall only be given for events or occurrences which occurred during the respective Test Period but not thereafter and (y) for purposes of Section 8.14, pro forma effect (as otherwise provided above) shall be given for events or
--- -----
occurrences which occurred during the respective Test Period and thereafter but on or prior to the respective date of determination.

          "Projections" shall have the meaning provided in Section 5.16.

          "Proportionate Share" shall mean (I) in the case of any determination of Non-Consolidated Joint Venture EBITDA, with respect to each Non-Consolidated Joint Venture for any period, the proportion (expressed as a percentage) of the share of the Borrower and its Wholly-Owned Subsidiaries (whether directly or indirectly) in the Non-Consolidated Joint Venture EBITDA (for this purpose, calculated in accordance with the first sentence of the definition thereof as if the phrase "the Proportionate Share of" appearing therein and the second sentence of such definition were deleted) of such Non-Consolidated Joint Venture for such period, which percentage shall be determined giving effect to any priorities (including, without limitation, repayments of loans to owners of equity interest in the respective Joint Venture, preferred distribution priorities, etc.) established by such Non-Consolidated Joint Venture (or the owners of the equity interests therein) for the allocation of such Non-Consolidated Joint Venture EBITDA and (II) in the case of any determination of Non-Consolidated Joint Venture Debt, with respect to each Non-Consolidated Joint Venture at any time, the percentage equal to the percentage determined pursuant to clause (I) above at such time.

          "Qualified IPO" shall mean an underwritten public offering of Borrower Common Stock which generates cash proceeds of at least $30,000,000.

          "Qualified Preferred Stock" shall mean any Preferred Stock of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control Event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof

(including, without limitation, upon the occurrence of a Change of Control Event), in whole or in part, on or prior to the date occurring two years after the Tranche D Term Loan Maturity Date.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" shall have the meaning provided in the Original Credit Agreement.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds (other than proceeds from business interruption insurance) payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Revolver Refinancing" shall mean the repayment of Revolving Loans (as defined in the Second Amended and Restated Credit Agreement) on the Second Restatement Effective Date in accordance with the requirements of Section 5A.08(a) of the Second Amended and Restated Credit Agreement.

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, with respect to each RL Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment", as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or Section 10.

          "Revolving Loan Maturity Date" shall mean December 18, 2002.

          "Revolving Note" shall have the meaning provided in Section
1.05(a)(v).

          "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Commitment Fee" shall have the meaning provided in Section
3.01(a).

          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of
                                        --------
any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

          "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.03(c).

          "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(c).

          "Scheduled Existing Indebtedness" shall have the meaning provided in
Section 5.10.

          "Scheduled Repayment" shall mean any Tranche A Term Loan Scheduled Repayment, any Tranche B Term Loan Scheduled Repayment, any Tranche C Term Loan Scheduled Repayment and/or any Tranche D Term Loan Scheduled Repayment.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Second Amended and Restated Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Second Restatement Effective Date" shall have the meaning provided in
Section 13.10 of the Second Amended and Restated Credit Agreement.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section
5.11(b).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and each Additional Security Document, if any.

          "Senior Subordinated Notes" shall mean the Borrower's 9-5/8% Senior Subordinated Notes due 2005 and the Borrower's Floating Interest Rate Subordinated Term Securities, in each case issued pursuant to the Senior Subordinated Notes Indenture, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Notes Indenture, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of December 18, 1997, among the Borrower, the Subsidiary Guarantors and the Senior Subordinated Notes Indenture Trustee, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes Indenture Trustee" shall mean IBJ Schroder Bank & Trust Company and any successor thereto.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit N.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.13.

          "SMT" shall mean SMT Health Services Inc., a Delaware corporation.

          "SMT Acquisition Corp." shall mean SMT Acquisition Corp., a Delaware corporation.

          "SMT Merger" shall mean the merger of SMT Acquisition Corp. with and into SMT, with SMT being the surviving corporation of such merger, and as a result of which, SMT shall become a Wholly-Owned Subsidiary of the Borrower.

          "SMT Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 14, 1999, between Three River Holdings Corp. and the Borrower, as in effect on the Third Restatement Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "SMT Merger Documents" shall mean the SMT Merger Agreement and all other agreements, instruments and documents entered into or delivered in connection with the SMT Merger.

          "SMT Refinanced Indebtedness" shall have the meaning provided in
Section 5.10(a).

          "SMT Refinancing" shall mean the refinancing of the SMT Refinanced Indebtedness in accordance with the provisions of Section 5.10.

          "SMT Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the SMT Refinancing.

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiaries Guaranty" shall the meaning provided in Section 5.12.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.12, each Wholly-Owned Foreign Subsidiary) of the Borrower that is or becomes a party to the Subsidiaries Guaranty (or any substantially similar form as required by Section 8.12).

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(c).

          "Swingline Note" shall have the meaning provided in Section
1.05(a)(vi).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent appointed pursuant to Section 12.10.

          "Syndication Date" shall mean that date upon which the Agents determine (and notify the Borrower and the Banks) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) of the Tranche D Term Loans has been completed.

          "Tax Allocation Agreements" shall have the meaning provided in Section 5.13.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan Commitment" shall mean any Tranche D Term Loan Commitment.

          "Term Loan Commitment Termination Date" shall mean the Tranche D Term Loan Commitment Termination Date.

          "Term Loans" shall mean and include Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans.

          "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Third Restatement Effective Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of (x) Consolidated Interest Expense required in determining compliance with Section 9.10 to be made on a pro forma basis in accordance with,
                                             --- -----
and to the extent provided in, the immediately succeeding sentence, (y) Consolidated Fixed Charges required in determining compliance with Section 9.08 to be made on a pro forma basis in accordance with, and to the extent provided
                --- -----
in, the second succeeding sentence and (z) Consolidated EBITDA required in determining compliance with Sections 9.08 through 9.11, inclusive, and calculating the Adjusted Senior Leverage Ratio, the Adjusted Total Leverage Ratio and the Total Leverage Ratio as required in this Agreement to be made on a pro forma basis in accordance with, and to the extent provided in, the third
--- -----
succeeding sentence. To the extent the respective Test Period (i) includes the third fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $10,968,000, (ii) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $10,968,000, (iii) includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $10,968,000 and (iv) includes the second fiscal quarter for the year ended December 31, 1999, Consolidated Interest Expense shall be determined by (x) taking actual Consolidated Interest Expense determined in accordance with the definition thereof for any period beginning on, and ending after, the Third Restatement Effective Date and (y) for each day of such fiscal quarter occurring prior to the Third Restatement Effective Date, using a per-day Consolidated Interest Expense of $120,197; provided that any additional adjustments required
                              --------
by the definition of Pro Forma Basis for occurrences after the Third Restatement
                     --- -----
Effective Date shall also be made. To the extent the respective Test Period (i) includes the third fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Fixed Charges for such fiscal quarter shall be determined by taking actual Consolidated Fixed Charges determined in accordance with the definition thereof, except that Consolidated Interest Expense as used in the determination thereof shall be Consolidated Interest Expense as provided in clause (i) of the immediately preceding sentence, (ii) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Fixed Charges for such fiscal quarter shall be determined by taking actual Consolidated Fixed Charges determined in accordance with the definition thereof, except that Consolidated Interest Expense as used in the determination thereof shall be Consolidated Interest Expense as provided in clause (ii) of the immediately preceding sentence, (iii) includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated Fixed Charges for such fiscal quarter shall be determined by taking actual Consolidated Fixed Charges determined in accordance with the definition thereof, except that Consolidated Interest Expense as used in the determination thereof shall be Consolidated Interest Expense as provided in clause (iii) of the immediately preceding sentence and (iv) includes the second fiscal quarter of the fiscal year ended December 31, 1999, Consolidated Fixed Charges for such fiscal quarter shall be determined by taking actual Consolidated Fixed Charges determined in accordance with the definition thereof, except that Consolidated Interest Expense as used in the determination thereof for any portion of such fiscal quarter occurring prior to the Third Restatement Effective Date shall be calculated on the basis provided in clause (iv) of the immediately preceding sentence; provided that any additional adjustments
                                --------
required by the definition of Pro Forma Basis for occurrences after the Third
                              --- -----
Restatement Effective Date shall also be made. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA for such fiscal quarter shall be deemed to be $31,984,000, (ii)
includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $32,544,000 and (iii) includes the second fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA shall be determined by taking actual Consolidated EBITDA determined in accordance with the definition thereof for such fiscal quarter (it being understood that Consolidated EBITDA for such fiscal quarter shall be restated once the financial results for such fiscal quarter are made available and reported as provided in Section 8.01(b)); provided that any
                                                        --------
additional adjustments required by the definition of Pro Forma Basis for
                                                     --- -----
occurrences after the Third Restatement Effective Date shall also be made.

          "Third Restatement Effective Date" shall have the meaning provided in
Section 13.10.

          "Total Commitment" shall mean the sum of the Total Tranche D Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date (determined after giving effect to the proviso to the definition of Consolidated EBITDA contained herein). Subject to the definition of Test Period, calculations of the Total Leverage Ratio shall be made on a Pro Forma Basis, it being understood and agreed that, as provided
             --- -----
in the definition of Pro Forma Basis, the adjustments contained in clause (v)
                     --- -----
thereof shall not be taken into account in determining the Total Leverage Ratio.

          "Total Non-Consolidated Joint Venture Debt" shall mean, at any time, the sum of the Non-Consolidated Joint Venture Debt for all Non-Consolidated Joint Ventures at such time.

          "Total Non-Consolidated Joint Venture EBITDA" shall mean, for any period, the sum of the Non-Consolidated Joint Venture EBITDA for all Non-Consolidated Joint Ventures for such period.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Tranche D Term Loan Commitment" shall mean the sum of the Tranche D Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the
                                                     ----
aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.
                         ----

          "Trade Letter of Credit" shall have the meaning set forth in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being six separate Tranches, i.e., Tranche
                                                                   ----
A Term Loans, Tranche B

Term Loans, Tranche C Term Loans, Tranche D Term Loans, Revolving Loans and Swingline Loans.

          "Tranche A Term Loan Borrowing Amount" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Existing Tranche A Term Loans".

          "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

          "Tranche A Term Loans" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Maturity Date" shall mean December 18, 2003.

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a)(i).

          "Tranche B Term Loan Borrowing Amount" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Existing Tranche B Term Loans".

          "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(e).

          "Tranche B Term Loan Maturity Date" shall mean June 18, 2004.

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a)(ii).

          "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

          "Tranche C Term Loan" shall have the meaning provided in Section 1.01(f).

          "Tranche C Term Loan Borrowing Amount" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Existing Tranche C Term Loans".

          "Tranche C Term Loan Maturity Date" shall mean December 18, 2004.

          "Tranche C Term Note" shall have the meaning provided in Section 1.05(a)(iii).

          "Tranche D Term Loan" shall have the meaning provided in Section 1.01(g).

          "Tranche D Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Tranche" D Term Loan Commitment", as the same may be reduced or terminated pursuant to Sections 3.02, 3.03 and/or 10.

          "Tranche D Term Loan Commitment Termination Date" shall mean the Third Restatement Effective Date (after the making of Tranche D Term Loans to the Borrower on such date).

          "Tranche D Term Loan Maturity Date" shall mean June 18, 2005.

          "Tranche D Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iv).

          "Tranche D Term Note" shall have the meaning provided in Section 1.05(a)(iv).

          "Transaction" shall mean, collectively, (i) the Additional Revolver Refinancing, (ii) the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of this Agreement as provided herein,
(iii) the SMT Merger, (iv) the consummation of the SMT Refinancing, (v) the incurrence of all Loans hereunder on the Third Restatement Effective Date and
(vi) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Unutilized Revolving Loan Commitment" with respect to any RL Bank at any time shall mean such RL Bank's Revolving Loan Commitment at such time less
                                                                          ----
the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Bank and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is not a Domestic Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          SECTION 12.  The Agents.
                       ----------

          12.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints BTCo as Administrative Agent of such Bank (for purposes of this Section 12, the term "Administrative Agent" shall mean BTCo in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Security Documents) and Salomon Brothers Holding Company Inc as Syndication Agent to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes the Administrative Agent and the Syndication Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Syndication Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Administrative Agent and the Syndication Agent agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent and the Syndication Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Syndication Agent. The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent and the Syndication Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

          12.02  Delegation of Duties.  Each of the Administrative Agent and the
                 --------------------
Syndication Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Syndication Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          12.03  Exculpatory Provisions.  None of the Administrative Agent, the
                 ----------------------
Syndication Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken by it or such person in its capacity as Administrative Agent or Syndication Agent, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Syndication Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Syndication Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. Neither the Administrative Agent nor the Syndication Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Syndication Agent, as the case may be, to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Syndication Agent, as the case may be, or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          12.04  Reliance by Agents.  The Administrative Agent and the
                 ------------------
Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the

Administrative Agent or the Syndication Agent, as the case may be. The Administrative Agent and the Syndication Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Syndication Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          12.05  Notice of Default.  Neither the Administrative Agent nor the
                 -----------------
Syndication Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Syndication Agent, as the case may be, has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or the Syndication Agent receives such a notice, the Administrative Agent or the Syndication Agent, as the case may be, shall give prompt notice thereof to the Banks. The Administrative Agent or the Syndication Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent or the
       --------
Syndication Agent, as the case may be, shall have received such directions, the Administrative Agent or the Syndication Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          12.06  Nonreliance on Agents and Other Banks.  Each Bank expressly
                 -------------------------------------
acknowledges that none of the Administrative Agent, the Syndication Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Syndication Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Syndication Agent to any Bank. Each Bank represents to the Administrative Agent and the Syndication Agent that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower or its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower or its Subsidiaries. Neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or its Subsidiaries which may come into the possession of the Administrative Agent, the Syndication Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          12.07  Indemnification.  The Banks agree to indemnify each of the
                 ---------------
Administrative Agent and the Syndication Agent in their respective capacities as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the Syndication Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the Syndication Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Bank shall be liable
                                         --------
to the Administrative Agent or the Syndication Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or the Syndication Agent. If any indemnity furnished to the Administrative Agent or the Syndication Agent for any purpose shall, in the opinion of the Administrative Agent or the Syndication Agent, be insufficient or become impaired, the Administrative Agent or the Syndication Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

          12.08  Agents in their Individual Capacities.  Each of the
                 -------------------------------------
Administrative Agent and the Syndication Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent or the Syndication Agent, as the case may be, were not the Administrative Agent or the Syndication Agent, as the case may be, hereunder. With respect to the Loans made by it and all Obligations owing to it, each of the Administrative Agent and the Syndication Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent or the Syndication Agent, as the case may be, and the terms "Bank" and "Banks" shall include the Administrative Agent and the Syndication Agent in their individual capacities.

          12.09  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.10  Resignation of the Agents.  (a)  The Administrative Agent may
                 -------------------------
resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Syndication Agent, the Administrative Agent shall assume all of the functions and duties of the Syndication Agent hereunder and/or under the other Credit Documents.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower agrees to:  (i) whether
                 -------------------------
or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, each Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each Agent, each Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent, for each Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Bank, their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Original Transaction, the MTI Transaction, the ASHS Transaction or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations of the Borrower or any of its Subsidiaries to such Agent, such Letter of Credit Issuer or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

          13.03  Notices.  (a) Except as otherwise expressly provided herein,
                 -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Schedule II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or any Letter of Credit Issuer (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or BTCo or any Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may grant participations in its rights
----------------
hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant
                        ----------------
any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or
(y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule
                                        --------
I shall be deemed modified to reflect the Commitments and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default is then in existence, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause
(y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment
                              ----------------
will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and outstanding Obligations pursuant to Section
1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Bank and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Bank from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Bank, that it shall be responsible for such amounts).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share
                                                                --- ----
of such payment) pro rata based upon their respective shares, if any, of the
                 --- ----
Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that except as otherwise specifically
                               --------
provided herein, all computations determining compliance with Sections 4.02,
8.14 and 9, including definitions used therein shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1998 financial statements of the Borrower delivered to the Banks pursuant to Section 7.10(b);

provided further, that (i) to the extent expressly required pursuant to the
----------------
provisions of this Agreement, certain calculations shall be made on a Pro Forma
                                                                      --- -----
Basis, (ii) to the extent compliance with any of Sections 9.08, 9.09, 9.10 or
9.11 would include periods occurring prior to the Third Restatement Effective Date, such calculation shall be adjusted on a Pro Forma Basis to give effect to
                                              --- -----
the Transaction, as if same had occurred on the first day of the respective period and (iii) in the case of any determinations of Consolidated Interest Expense, Consolidated Fixed Charges and Consolidated EBITDA for any portion of any Test Period which ends prior to the Third Restatement Effective Date, all computations determining compliance with Sections 9.08, 9.09, 9.10 and 9.11, as applicable, and all determinations of the Adjusted Senior Leverage Ratio, the Adjusted Total Leverage Ratio and the Total Leverage Ratio shall be calculated in accordance with the definition of Test Period contained herein.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          13.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE

OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Borrower. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. The Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Third Restatement Effective Date") on which (i) each of the Borrower, each New Bank, each Bank with a Tranche D Term Loan Commitment, the Required Banks (determined immediately before the occurrence of the Third Restatement Effective Date and without giving effect thereto), the Administrative Agent and the Syndication Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in

Sections 5 and 6 are met to the satisfaction of the Agents and the Required Banks (determined immediately after the occurrence of the Third Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Third Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Third Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Third Restatement Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge
                      ----------------
or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (w) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the

Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment), Term Loan Commitment (if prior to the Term Loan Commitment Termination Date and if such Bank's consent is required as a result of its Term Loan Commitment) and/or repay each Tranche of outstanding Loans of such Bank which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Adjusted RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that,
                                                                  --------
unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to
                 ----------------
replace a Bank, terminate its Revolving Loan Commitment or Term Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.07 and 13.01, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          13.14  Domicile of Loans and Commitments.  Each Bank may transfer and
                 ---------------------------------
carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall
                                              --------
not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          13.15  Confidentiality.  (a)  Each of the Banks agrees that it will
                 ---------------
use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided that any Bank may disclose any such information (a) as has
           --------
become generally available to the public, (b) as may be required or appropriate
(x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided that such prospective transferee
                                   --------
agrees to be bound by this Section 13.15 to the same extent as such Bank and (f) to any Person (or such Person's investment advisor) with whom such Bank has entered into or proposes to enter into (in each case either directly or indirectly) any credit swap agreement with respect to such Bank's Loans and/or Commitments, provided such Person (and such investment advisor, if any) agrees
             --------
to be bound by the confidentiality provisions contained in this Section 13.15.

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided that such Persons shall be subject to the provisions of
               --------
this Section 13.15 to the same extent as such Bank.

          13.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.17  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of any Commitment of such Bank and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative

Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

          13.18  Limitation on Additional Amounts, etc.  Notwithstanding
                 --------------------------------------
anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This
Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.19  Post-Closing Actions.  Notwithstanding anything to the contrary
                 --------------------
contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a)  Security Document Filings.  Form UCC-1 financing statements
               -------------------------
     delivered by the Borrower to the Collateral Agent on the Third Restatement Effective Date shall be filed in the appropriate governmental office within 10 days following the Third Restatement Effective Date.

          (b)  Certificates of Title.  The Collateral Agent's security interest
               ---------------------
     with respect to the certificates of title in respect of all Healthcare Units owned by SMT and its Subsidiaries on the Third Restatement Effective Date (other than Healthcare Units securing Scheduled Existing Indebtedness not refinanced on the Third Restatement Effective Date) shall be registered in the appropriate governmental office within 90 days following the Third Restatement Effective Date.

          (c)  UCC-3 Termination Statements.  Within 60 days following the Third
               ----------------------------
     Restatement Effective Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received

     Form UCC-3 termination statements in respect of the Liens listed on Part B of Schedule IX hereto and same shall be filed in the appropriate governmental office within 75 days following the Third Restatement Effective Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion).

          (d) Opinions of Local Counsel.  Within 30 days following the Third
              -------------------------
     Restatement Effective Date, the Collateral Agent shall have received local counsel opinions, addressed to each Agent, the Collateral Agent and each of the Banks from local counsel to Credit Parties and/or the Agents reasonably satisfactory to the Collateral Agent, which opinions (x) shall cover the perfection and enforceability as against third parties of the security interests granted pursuant to the Security Documents and such other matters relating to the transactions contemplated herein as the Collateral Agent may reasonably request and (y) shall be in form and substance reasonably satisfactory to the Collateral Agent.

          All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty
            --------
would not be true because the foregoing actions were not taken on the Third Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          13.20  Additions of New Banks.  On and as of the occurrence of the
                 ----------------------
Third Restatement Effective Date in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

          13.21 Special Acknowledgment and Authorization in connection with
                -----------------------------------------------------------
Amendment and Restatement, etc.  (a) The Banks hereby authorize BTCo, in its
-------------------------------
capacity as Administrative Agent or Collateral Agent, as applicable, to execute and deliver the Security Agreement, the Pledge Agreement and the Subsidiaries Guaranty in the respective forms thereof attached as Exhibits hereto on the Third Restatement Effective Date.

          (b) The parties hereto hereby acknowledge and agree that upon the occurrence of the Third Restatement Effective Date, the Security Agreement, the Pledge Agreement and the Subsidiaries Guaranty executed and delivered on such date as provided in Section 5 shall supersede and replace in full the Security Agreement, Pledge Agreement and Subsidiaries Guaranty (as each such term is defined in the Second Amended and Restated Credit Agreement) in effect immediately prior to the Third Restatement Effective Date and same shall be in full force and effect in accordance with their respective terms.

                                   *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------


1065 North PacifiCenter Drive      ALLIANCE IMAGING, INC.
Suite 200
Anaheim, California
Telephone No.: (714) 688-7100
Facsimile No.: (714) 688-3333
Attention: Ken Ord                  By
                                      ------------------------
                                      Title:

                                    BANKERS TRUST COMPANY,
                                     Individually and as Administrative Agent

                                    By
                                      ------------------------
                                      Title

                                    SALOMON BROTHERS HOLDING COMPANY, INC,
                                     Individually and as Syndication Agent

                                    By
                                      ------------------------
                                      Title

                                    PARIBAS

                                    By
                                      ------------------------
                                      Title

                                    By
                                      ------------------------
                                      Title

                                    CITY NATIONAL BANK

                                    By
                                      ------------------------
                                      Title

                                    MORGAN STANLEY DEAN
                                     WITTER PRIME INCOME TRUST

                                    By
                                      ------------------------
                                      Title

                                    GENERAL ELECTRIC CAPITAL
                                     CORPORATION

                                    By
                                      ------------------------
                                      Title

                                    HELLER FINANCIAL, INC.

                                    By
                                      ------------------------
                                      Title

                                    IMPERIAL BANK

                                    By
                                      ------------------------
                                      Title

                                    ING HIGH INCOME PRINCIPAL
                                     PRESERVATION FUND
                                      HOLDINGS, LDC

                                    By
                                      ------------------------
                                      Title

                                    PILGRIM AMERICA PRIME RATE
                                     TRUST

                                    By: Pilgrim America Investments, Inc.
                                          as its Investment Manager

                                    By
                                      ------------------------
                                      Title

                                    ROYAL BANK OF CANADA

                                    By
                                      ------------------------
                                      Title

                                    UNION BANK OF CALIFORNIA,
                                     N.A.

                                    By
                                      ------------------------
                                      Title

                                    SENIOR DEBT PORTFOLIO

                                    By: Boston Management and
                                          Research as Investment Advisor

                                    By
                                      ------------------------
                                      Title

                                    CREDIT LYONNAIS NEW YORK
                                     BRANCH

                                    By
                                      ------------------------
                                      Title

                                    DRESDNER BANK AG,
                                     NEW YORK BRANCH AND
                                      GRAND CAYMAN BRANCH

                                    By
                                      ------------------------
                                      Title

                                    By
                                      ------------------------
                                      Title

                                    SALOMON BROTHERS HOLDING
                                     COMPANY INC

                                    By
                                      ------------------------
                                      Title

                                                                      Schedule I
                                                                      ----------

                         LIST OF BANKS AND COMMITMENTS
                         -----------------------------

                                        Existing          Existing          Tranche C          Tranche D           Revolving
                                    Tranche A Term       Tranche B          Term Loan          Term Loan              Loan
Bank                                     Loans           Term Loans        Commitment          Commitment          Commitment
----                                --------------    ----------------  -----------------  ------------------  ------------------
Bankers Trust Company                     867,369.35      9,670,546.85          2,992,500          35,250,000           7,950,000
Salomon Brothers Holding Company                   0                 0                  0                   0                   0
Heller Financial, Inc.                     7,505,000         4,937,500                  0                   0           6,900,000
Paribas                                    5,530,000                 0          2,493,750                   0           6,900,000
Credit Lyonnais New York Branch            5,332,500                 0                  0                   0           6,600,000
Dresdner Bank AG, New York Branch          8,295,000                 0                  0                   0           6,600,000
 and
Grand Cayman Branch
General Electric Capital Company           4,345,000                 0                  0                   0           6,600,000
Imperial Bank                              4,345,000                 0                  0                   0           6,600,000
Union Bank of California, N.A.             4,345,000                 0                  0                   0           7,600,000
City National Bank                                 0                 0                  0                   0           7,500,000
Royal Bank of Canada                       6,517,500         1,975,000          7,481,250           5,000,000           9,400,000
Prime Income Trust                         1,975,000         4,937,500         12,967,500           7,000,000                   0
Pilgrim High Income                                0                 0          4,987,500                   0                   0
Pilgrim Prime Rate Trust                1,107,630.65      5,261,245.61                  0           5,000,000                   0
Van Kampen American                        3,950,000                 0                  0                   0                   0
Capital Prime Income
Trust
Citibank, N.A.                             5,530,000      3,299,646.46                  0                   0           7,350,000
Cypress Tree Institutional Fund                    0                 0            997,500                   0                   0
Cypress Tree Investment Fund                       0                 0            997,500                   0                   0
Cypress Tree North American                        0                 0            249,375                   0                   0
Cypress Tree Senior Floating Rate                  0                 0            249,375                   0                   0
 Fund

                                        Existing          Existing          Tranche C          Tranche D           Revolving
                                    Tranche A Term       Tranche B          Term Loan          Term Loan              Loan
Bank                                     Loans           Term Loans        Commitment          Commitment          Commitment
----                                --------------    ----------------  -----------------  ------------------  ------------------
Senior Income Trust                                0      2,487,405.54                  0                   0                   0
Senior Debt Portfolio                      1,975,000      7,424,905.54          4,987,500                   0                   0
Oxford (Eaton)                                     0                 0            997,500                   0                   0
Pacifica Partners I, L.P.                          0                 0          6,982,500                   0                   0
Archimedes (ING)                           5,530,000                 0                  0                   0                   0
Archimedes II (ING)                                0                 0         12,967,500                   0                   0
ING Capital High Income Principal          1,975,000         9,381,250                  0                   0                   0
 Preservation Fund Holding, LDC
Keyport Life (Stein Roe)                           0                 0          4,987,500                   0                   0
Stein Roe Floating Rate Limited                    0                 0                  0           2,000,000                   0
 Liability Company
KZH Cypress Tree-I LLC                             0                 0         10,473,750           4,250,000                   0
KZH-Sterling Asset Management                      0                 0          9,975,000           2,000,000                   0
KZH Crescent LLC                                   0                 0                  0           1,750,000                   0
KZH Crescent-II LLC                                0                 0                  0           2,000,000                   0
KZH Crescent-III LLC                               0                 0                  0           1,750,000                   0
KZH ING-I LLC                                      0                 0                  0           2,000,000                   0
KZH Riverside                                      0                 0                  0           2,000,000                   0
North America Senior                               0                 0                  0             750,000                   0
Floating Rate
TCW Sequils I, Ltd.                                0                 0                  0           5,000,000                   0
Canadian Imperial Bank                             0                 0                  0           2,500,000                   0
of Commerce
Total                                  $  69,124,999     $  49,374,998        $84,787,500         $70,000,000         $80,000,000

                                                                     Schedule II
                                                                     -----------


                                 BANK ADDRESSES
                                 --------------

Bank                                Address
----                                -------

Bankers Trust Company               One Bankers Trust Plaza
                                    New York, New York 10006
                                    Attention:  Gregory Shefrin
                                    Telephone No.:  (212) 250-2500
                                    Facsimile No.:   (212) 250-7218

Banque Paribas                      2029 Century Park East
                                    Suite 3900
                                    Los Angeles, California 90067
                                    Attention:  Sean Conlon
                                    Telephone No.:  (310) 551-7334
                                    Facsimile No.:   (310) 556-8759

City National Bank                  400 North Roxbury Drive
                                    3rd Floor
                                    Beverly Hills, California 90210
                                    Attention: Kim Bingham
                                    Telephone No.:  (310) 888-6132
                                    Facsimile No.:   (310) 888-6152

Credit Lyonnais                     1301 Avenue of the Americas
                                    New York, New York 10019
                                    Attention: Attila Koe
                                    Telephone No.:  (212) 261-7358
                                    Facsimile No.:   (212) 459-3176

Prime Income Trust                  Two World Trade Center
                                    New York, New York 10048
                                    Attention:  April Chrysostomas
                                    Telephone No.:  (212) 392-5709
                                    Facsimile No.:   (212) 392-5345

                                                                     Schedule II
                                                                          Page 2

Dresdner Bank AG                    75 Wall Street
                                    New York, New York 10005
                                    Attention: Andrew Nesi
                                    Telephone No.:  (212) 429-2000
                                    Facsimile No.:   (212) 429-2129

General Electric Capital            201 High Ridge Road
Corporation                         Stamford, Connecticut 06927
                                    Attention: Anne Leith
                                    Telephone No.:  (203) 316-7489
                                    Facsimile No.:   (203) 316-7978

Heller Financial, Inc.              500 West Monroe Street
                                    Chicago, Illinois 60661
                                    Attention: Linda Wolf
                                    Telephone No.:  (312) 441-7894
                                    Facsimile No.:   (312) 441-7357

Imperial Bank                       9920 South La Cienega Boulevard
                                    Inglewood, California 90301
                                    Attention: John Farrace
                                    Telephone No.:  (310) 417-5676
                                    Facsimile No.:   (310) 338-2612

ING Bank, NV                        333 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention: Kathleen Lenarcic
                                    Telephone No.:  (213) 346-3971
                                    Facsimile No.:   (213) 346-3995

Pilgrim                             Two Renaissance Square
America Prime Rate Trust            40 North Central Avenue
                                    Suite 1200
                                    Phoenix, Arizona 85004-3444
                                    Attention: Jeff Bakalar
                                    Telephone No.:  (602) 417-8252
                                    Facsimile No.:   (602) 417-8327

                                                                     Schedule II
                                                                          Page 3

Royal Bank of Canada                800 Wilshire Boulevard
                                    Suite 800
                                    Los Angeles, California 90017-3220
                                    Attention:  Athar Khan
                                    Telephone No.:  (213) 955-5309
                                    Facsimile No.:   (213) 955-5350

Salomon Brothers                    Seven World Trade Center
Holding Company Inc                 New York, New York 10048
                                    Attention: Chad Leat
                                    Telephone No.: (212) 783-1725
                                    Facsimile No.:  (212) 783-2823

Union Bank of California, N.A.      550 South Hope Street
                                    3rd Floor
                                    Los Angeles, California 90071
                                    Attention: Jennifer Banks
                                    Telephone No.: (213) 243-3558
                                    Facsimile No.:  (213) 243-3503

Van Kampen American Capital         One Parkview Plaza
Prime Income Trust                  Oakbrook Terrace, Illinois 60181
                                    Attention: Jeffery Maillet
                                    Telephone No.: (630) 684-6438
                                    Facsimile No.:  (630) 684-6740

                                                                    SCHEDULE III
                                                                    ------------
                                REAL PROPERTIES
                                ---------------

                                                                     SCHEDULE IV
                                                                     -----------

                        SCHEDULED EXISTING INDEBTEDNESS
                        -------------------------------

                                                                      SCHEDULE V
                                                                      ----------


                                 PENSION PLANS
                                 -------------

                                                                     SCHEDULE VI
                                                                     -----------

                         SCHEDULED EXISTING INVESTMENTS
                         ------------------------------

                                                                    SCHEDULE VII
                                                                    ------------

                                  SUBSIDIARIES
                                  ------------

                                                                   SCHEDULE VIII
                                                                   -------------


                                   INSURANCE
                                   ---------

                                                                     SCHEDULE IX
                                                                     -----------


                                 EXISTING LIENS
                                 --------------


           Filing                                                 File          Original            Description
          Location          Debtor         Secured Party         Number         File Date          of Collateral
          --------          ------         -------------         ------         ---------          -------------


                                                                      SCHEDULE X
                                                                      ----------


                                 CAPITALIZATION
                                 --------------

                                                                     SCHEDULE XI
                                                                     -----------

                           EXISTING LETTERS OF CREDIT
                           --------------------------

                                                                    SCHEDULE XII
                                                                    ------------


                                HEALTHCARE UNITS
                                ----------------

                                                                   SCHEDULE XIII
                                                                   -------------


                                   LITIGATION
                                   ----------